File pursuant to Rule 424(b)(5)
Registration Statement No. 333-197371

Prospectus Supplement

(To Prospectus dated July 30, 2014)

Alcoa Inc.

$1,250,000,000 5.125% Notes due 2024

We are offering $1,250,000,000 aggregate principal amount of 5.125% notes due 2024 (the “Notes”). The Notes will bear interest at a rate of 5.125% per year. We will pay interest on the Notes semi-annually in arrears on April 1 and October 1 of each year, beginning April 1, 2015. The Notes will mature on October 1, 2024, unless earlier repurchased or redeemed.

The Notes will be our senior unsecured obligations and will rank equally with all of our other existing and future unsecured and unsubordinated indebtedness.

This offering is part of the financing for the Acquisition (as defined herein) and related fees and expenses. We expect the remainder of the funds for the Acquisition to come from the Mandatory Convertible Preferred Stock Offering, as defined herein, if completed, or we may also borrow under the Bridge Facility (as defined herein) or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the Mandatory Convertible Preferred Stock Offering are not completed or if the net proceeds from this offering and the Mandatory Convertible Preferred Stock Offering are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses. For a more detailed discussion, see “Use of Proceeds.” This offering is not contingent on the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. In the event that the Acquisition is not completed on or before April 1, 2015 at 5:00 p.m. (New York City time), or, if prior to such time, the Purchase Agreement (as defined herein) is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced, we will be required to redeem the Notes, in whole but not in part, as described in this prospectus supplement under “Description of the Notes—Mandatory Redemption Upon Acquisition Termination.” Additionally, we may redeem the Notes at our option prior to maturity, in whole or in part, at any time at the redemption prices described in this prospectus supplement under “Description of the Notes—Optional Redemption.” If we experience a change of control repurchase event, we may be required to offer to purchase the Notes from holders.

As previously announced, we are offering, by means of a separate prospectus supplement and accompanying prospectus, 25,000,000 depositary shares (or 28,750,000 depositary shares if the underwriters exercise in full their overallotment option to purchase additional depositary shares), each representing a 1/10th interest in a share of 5.375% Class B Mandatory Convertible Preferred Stock, Series 1 (such offering, the “Mandatory Convertible Preferred Stock Offering”).

The Mandatory Convertible Preferred Stock Offering is expected to close on September 22, 2014. This offering is not contingent on the completion of the Mandatory Convertible Preferred Stock Offering or on the completion of the Acquisition. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Mandatory Convertible Preferred Stock Offering.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Underwriting Discount and Commissions	Proceeds Before Expenses to Alcoa
Per Note	100.000%	1.000%	99.000%
Total	$1,250,000,000	$12,500,000	$1,237,500,000

(1)	Plus accrued interest, if any, from September 22, 2014, if settlement occurs after that date.

The Notes will not be listed on any securities exchange. Currently, there is no public market for the Notes.

The Notes will be ready for delivery in book-entry form only through The Depository Trust Company and its participants, including Clearstream and Euroclear (each as defined herein), on or about September 22, 2014.

Joint Book-Running Managers

Morgan Stanley	Credit Suisse

Citigroup	Goldman, Sachs & Co.	J.P. Morgan

Lead Managers

BNP PARIBAS	MUFG	RBC Capital Markets	RBS

Co-Managers

ANZ Securities	Banca IMI	BB Securities Ltd.
BBVA	BNY Mellon Capital Markets, LLC	Bradesco BBI
Credit Agricole CIB	Mizuho Securities	PNC Capital Markets LLC
Sandler O’Neill + Partners, L.P.	SOCIETE GENERALE	SMBC Nikko
Standard Chartered Bank	TD Securities	The Williams Capital Group, L.P.
US Bancorp

September 17, 2014

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which may not apply to the securities offered by this prospectus supplement.

We are responsible for the information contained and incorporated by reference in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in the Notes, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents we have referred you to under “Where You Can Find More Information” for information about us. The shelf registration statement described in the accompanying prospectus, including the exhibits thereto, can be read at the website of the Securities and Exchange Commission (the “SEC”) or at the SEC’s Public Reference Room as described under “Where You Can Find More Information.”

If the information set forth in this prospectus supplement varies in any way from the information set forth in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information set forth in this prospectus supplement varies in any way from the information set forth in a document we have incorporated by reference, you should rely on the information in the more recent document.

Unless indicated otherwise, or the context otherwise requires, references in this document to “Alcoa,” “the Company,” “issuer,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries, and references to “dollars” and “$” are to United States dollars.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA AND THE UNITED KINGDOM

In any European Economic Area Member State that has implemented the Prospectus Directive (a “Relevant Member State”), this communication is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement and accompanying prospectus have been prepared on the basis that any offer of the Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of the Notes. Accordingly, any person making or intending to make any offer within the European Economic Area of the Notes, which are the subject of the offering contemplated in this prospectus supplement, may only do so in circumstances in which no obligation arises for Alcoa or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Alcoa nor the underwriters have authorized, nor do they authorize, the making of any offer of the Notes in circumstances in which an obligation arises for Alcoa or the underwriters to publish a prospectus for such offer.

For the purposes of this provision, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

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Each person in a Relevant Member State who receives any communication in respect of, or who acquires any Notes under, the offer contemplated in this prospectus supplement will be deemed to have represented, warranted and agreed to and with us and each underwriter that:

(a)	it is a qualified investor as defined in the Prospectus Directive; and

(b)	in the case of any Notes acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (i) the Notes acquired by it in the offer have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale; or (ii) where the Notes have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those Notes to it is not treated under the Prospectus Directive as having been made to such persons.

For the purposes of this representation, the expression an “offer” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State.

This communication is only being distributed to and is only directed at (1) persons who are outside the United Kingdom or (2) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (3) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this document or any of its contents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public from the SEC’s website at http://www.sec.gov. Please note that the SEC’s website is included in this prospectus supplement and the accompanying prospectus as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered to be part of this prospectus supplement or the accompanying prospectus, except as described in the following paragraph. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our common stock is listed and traded on the New York Stock Exchange (the “NYSE”). You may also inspect the information we file with the SEC at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Information about us is also available at our Internet site at http://www.alcoa.com. The information on our Internet site is not a part of, or incorporated by reference in, this prospectus supplement or the accompanying prospectus. Please note that we have included our website address in this prospectus supplement solely as an inactive textual reference.

The rules of the SEC allow us to “incorporate by reference” in this prospectus supplement and the accompanying prospectus the information in the documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus supplement and the accompanying

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prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we sell all of the securities that may be offered by this prospectus supplement (except that we are not incorporating by reference, in any case, any document or information that is not deemed to be “filed” and that is not specifically incorporated by reference in this prospectus):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014;

•	Our Definitive Proxy Statement on Form DEF 14A filed on March 18, 2014; and

•	Our Current Reports on Form 8-K filed January 10, 2014 (Item 1.01 and Exhibit 99.1 of Item 9.01), January 21, 2014, January 23, 2014, February 21, 2014, March 18, 2014, April 14, 2014 (Item 8.01), May 8, 2014 (Item 5.07), June 27, 2014 (Items 1.01 and 3.02 and Exhibits 2.1, 10.1 and 10.2 of Item 9.01), July 31, 2014, August 25, 2014, September 15, 2014 and September 17, 2014 (of which there are two).

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference into this prospectus supplement and the accompanying prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which the accompanying prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

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NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “outlook,” “plans,” “projects,” “should,” “targets,” “will,” or other words of similar meaning. All statements that reflect Alcoa’s expectations, assumptions, or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, targeted or planned schedules for completion and start-up of growth projects, statements regarding the proposed acquisition of the Firth Rixson business, including the expected benefits of the transaction, expected synergies, and expected timing of the closing of the transaction, and statements about Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of known and unknown risks, uncertainties, and other factors and are not guarantees of future performance. Actual results, performance, or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include:

•	material adverse changes in aluminum industry conditions, including global supply and demand conditions and fluctuations in London Metal Exchange-based prices, and premiums, as applicable, for primary aluminum, alumina, and other products, and fluctuations in index-based and spot prices for alumina;

•	global economic and financial market conditions generally, including the risk of another global economic downturn and uncertainties regarding the effects of sovereign debt issues or government intervention into the markets to address economic conditions;

•	unfavorable changes in the markets served by Alcoa, including automotive and commercial transportation, aerospace, building and construction, packaging, oil and gas, defense, and industrial gas turbine;

•	the impact of changes in foreign currency exchange rates on costs and results, particularly the Australian dollar, Brazilian real, Canadian dollar, euro, and Norwegian kroner;

•	increases in energy costs, including electricity, natural gas, and fuel oil, or the unavailability or interruption of energy supplies;

•	increases in the costs of other raw materials, including caustic soda or carbon products;

•	Alcoa’s inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations (including moving its alumina refining and aluminum smelting businesses down on the industry cost curves and increasing revenues and improving margins in its Global Rolled Products and Engineered Products and Solutions segments) anticipated from its restructuring programs, cash sustainability, productivity improvement, and other initiatives;

•	Alcoa’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from sales of non-core assets, or from newly constructed, expanded, or acquired facilities, including facilities supplying auto sheet capacity or aluminum-lithium capacity, or from international joint ventures, including the joint venture in Saudi Arabia;

•	Alcoa’s failure to successfully implement, or to realize expected benefits from, new technologies, processes, equipment or innovative products, whether due to competitive developments, changes in the regulatory environment, trends and developments in the aerospace, metals engineering and manufacturing sectors, or other factors;

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•	political, economic, and regulatory risks in the countries in which Alcoa operates or sells products, including unfavorable changes in laws and governmental policies, civil unrest, imposition of sanctions, expropriation of assets, and other events beyond Alcoa’s control;

•	the outcome of contingencies, including legal proceedings, government investigations, and environmental remediation;

•	the outcome of negotiations with, the potential loss of, and the business or financial condition of, key customers, suppliers, and business partners;

•	adverse changes in tax rates or benefits;

•	adverse changes in discount rates or investment returns on pension assets;

•	the impact of cyber attacks and potential information technology or data security breaches;

•	unexpected events, unplanned outages, supply disruptions, or failure of equipment or processes to meet specifications;

•	risks associated with large infrastructure construction projects;

•	the risk that the Firth Rixson business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected, which could result in additional demands on Alcoa’s resources, systems, procedures and controls, disruption of its ongoing business and diversion of management’s attention from other business concerns;

•	failure to receive, delays in the receipt of, or unacceptable or burdensome conditions imposed in connection with, all required regulatory approvals and the satisfaction of the closing conditions to the proposed acquisition of the Firth Rixson business; and

•	the potential failure to retain key employees of Alcoa or Firth Rixson as a result of the proposed transaction or during integration of the businesses.

The above list of factors is not exhaustive or necessarily in order of importance. Additional information concerning factors that could cause actual results to differ materially from those in forward-looking statements include those discussed under “Risk Factors” beginning on page S-8 of this prospectus supplement, in “Forward-Looking Statements” beginning on page 5 of the accompanying prospectus, and in our periodic reports referred to in “Where You Can Find More Information” above, including the risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. Alcoa disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus, and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision. For a more detailed description of the offering, please refer to the section entitled “Description of the Notes.”

ALCOA INC.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number (212) 836-2600).

A global leader in lightweight metals technology, engineering and manufacturing, Alcoa innovates multi-material solutions that advance our world. Our technologies enhance transportation, from automotive and commercial transport to air and space travel, and improve industrial and consumer electronics products. We enable smart buildings, sustainable food and beverage packaging, high-performance defense vehicles across air, land and sea, deeper oil and gas drilling and more efficient power generation. We pioneered the aluminum industry over 125 years ago, and today, our 60,000 people in 30 countries deliver value-add products made of titanium, nickel and aluminum, and produce bauxite, alumina and primary aluminum products.

Alcoa is a global company operating in 30 countries. Based upon the country where the point of sale occurred, the U.S. and Europe generated 51% and 26%, respectively, of Alcoa’s sales in 2013. In addition, Alcoa has investments and operating activities in, among others, Australia, Brazil, China, Guinea, Iceland, Russia, and Saudi Arabia, all of which present opportunities for substantial growth. Governmental policies, laws and regulations, and other economic factors, including inflation and fluctuations in foreign currency exchange rates and interest rates, affect the results of operations in these countries.

Alcoa’s Portfolio Transformation

Alcoa is continuing to execute on its strategy of transforming its portfolio by growing its value-add business to capture profitable growth as a lightweight metals innovation leader and by creating a lower cost, competitive commodity business. We are investing in our value-add manufacturing and engineering businesses to capture growth opportunities in strong end markets like automotive and aerospace. We also are building out our value-add businesses, including by introducing innovative new products and technology solutions, and investing in expansions of value-add capacity. From time to time, we also pursue growth opportunities that are strategically aligned with our objectives, such as the acquisition of the Firth Rixson business discussed below. In addition, we are optimizing our rolling mill portfolio as part of our strategy for profitable growth in our midstream business. At the same time, we are creating a competitive commodity business by taking decisive actions to lower the cost base of our upstream operations, closing or curtailing high-cost global smelting capacity, optimizing alumina refining capacity, and pursuing the sale of our interest in certain other operations as we continually review our portfolio. For example, on August 25, 2014, we announced the permanent closure of our Portovesme primary aluminum smelter in Italy, which has been curtailed since November 2012, because it is one of the highest cost smelters in the Alcoa system and not competitive.

The Acquisition

On June 25, 2014, we entered into an agreement (the “Purchase Agreement”) with FR Acquisition Corporation (US), Inc., FR Acquisitions Corporation (Europe) Limited, FR Acquisition Finance Subco (Luxembourg), S.à.r.l. (the “Seller”), and Oak Hill Capital Partners III, L.P. and Oak Hill Capital Management

Partners III, L.P. (collectively, the “Seller Representative”), to acquire the Firth Rixson business for an aggregate purchase price of $2.85 billion (the “Acquisition”), consisting of $500 million of our common stock (equivalent to 36,523,010 shares at a per share price of $13.69, as determined in the Purchase Agreement) and $2.35 billion in cash, subject to a customary post-closing adjustment based on, among other things, the amount of cash, debt and working capital in the Firth Rixson business at the closing date. In connection with the pending Acquisition, on July 25, 2014, we entered into a 364-Day Bridge Term Loan Agreement providing for a $2.5 billion senior unsecured bridge term loan facility (the “Bridge Facility”).

Firth Rixson is a global leader in aerospace jet engine components and provides engineered products to the aerospace sector and other industries requiring highly engineered material applications. The purpose of the Acquisition is to strengthen our aerospace business and position us to capture additional aerospace growth with a broader range of high-growth, value-add jet engine components. The Acquisition is strategically aligned with Alcoa’s objective to continue to build our value-add businesses. The transaction is subject to customary conditions and regulatory approvals and is expected to close by the end of 2014.

In connection with the Purchase Agreement, we also entered into an Earnout Agreement, dated as of June 25, 2014, with the Seller and the Seller Representative, pursuant to which we agreed to make earn-out payments up to an aggregate maximum amount of $150 million to the Seller, beginning after the closing of the Acquisition until December 31, 2020, with the amount of such payments to be determined based on the post-closing financial performance of Firth Rixson’s Savannah, Georgia facility.

We intend to use the net proceeds of this offering and, if completed, the Mandatory Convertible Preferred Stock Offering to finance the Acquisition and pay related fees and expenses. However, this offering is not contingent upon the completion of the Acquisition, which, if completed, will occur subsequent to the closing of this offering. We may also borrow under the Bridge Facility or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the Mandatory Convertible Preferred Stock Offering is not completed or if the net proceeds from the offerings are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses. For a more detailed discussion, see “Use of Proceeds.”

We cannot assure you that the Acquisition will be completed or, if completed, that it will be completed within the time period or on the terms and with the anticipated benefits contemplated by this prospectus supplement. The Purchase Agreement is included as Exhibit 2.1 to our Current Report on Form 8-K, filed with the SEC on June 27, 2014, which is incorporated by reference herein. See “Risk Factors—Risks Related to Our Pending Acquisition of Firth Rixson.”

Financing of the Acquisition

In addition to this offering, we expect to obtain additional financing for the Acquisition and related fees and expenses as described below.

Mandatory Convertible Preferred Stock Offering. As previously announced, we are offering, by means of a separate prospectus supplement and accompanying prospectus, 25,000,000 depositary shares (or 28,750,000 shares if the underwriters exercise in full their overallotment option to purchase additional depositary shares), each representing a 1/10th interest in a share of 5.375% Class B Mandatory Convertible Preferred Stock, Series 1 in the Mandatory Convertible Preferred Stock Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any securities being offered in the Mandatory Convertible Preferred Stock Offering.

We expect the remainder of the funds for the Acquisition to come from the Mandatory Convertible Preferred Stock Offering, if completed, or we may also borrow under the Bridge Facility or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the Mandatory Convertible

Preferred Stock Offering is not completed or if the net proceeds from this offering and the Mandatory Convertible Preferred Stock Offering are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses.

If the Acquisition is not completed on or before April 1, 2015 at 5:00 p.m. (New York City time), or, if prior to such time, the Purchase Agreement is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced, the Notes issued in this offering will be required to be redeemed, in whole but not in part. Additionally, if the Acquisition is not completed on or before April 1, 2015 at 5:00 p.m. (New York City time) or, if the Purchase Agreement is terminated or we determine in our reasonable judgment that the Acquisition will not occur, we will have the option, but will not be required, to redeem the depositary shares representing the Mandatory Convertible Preferred Stock, in whole but not in part, at a redemption price equal to $505 per share of Mandatory Convertible Preferred Stock (equivalent to $50.50 per depositary share) plus accumulated and unpaid dividends to the date of redemption or, in certain circumstances, at an early redemption price that includes a make-whole adjustment. Accordingly, if the Acquisition does not occur, the Notes issued in this offering will not remain outstanding and, if we exercise our option to redeem the depositary shares pursuant to the Mandatory Convertible Preferred Stock Offering, the depositary shares will not remain outstanding. See “Risk Factors—Risks Related to Our Pending Acquisition of Firth Rixson.”

The completion of this offering is not contingent upon completion of the Mandatory Convertible Preferred Stock Offering or the Acquisition. We cannot assure you that we will complete this offering or the Mandatory Convertible Preferred Stock Offering on the terms contemplated by this prospectus supplement or at all.

THE OFFERING

For purposes of this summary and the “Description of the Notes,” references to “the Company,” “Alcoa,” “issuer,” “we,” “our” and “us” refer only to Alcoa Inc. and do not include any of Alcoa’s current or future subsidiaries.

Issuer	Alcoa Inc.

Securities Offered	$1,250,000,000 aggregate principal amount of 5.125% notes due 2024.

Maturity	October 1, 2024, unless earlier repurchased or redeemed.

Interest Rate	5.125% per year. Interest on the Notes will accrue from September 22, 2014 and will be payable semi-annually in arrears on April 1 and October 1 of each year, commencing on April 1, 2015.

Further Issuances	We may create and issue further notes ranking equally and ratably with the Notes offered by this prospectus supplement in all respects, so that such further notes will be consolidated and form a single series with the Notes offered by this prospectus supplement and have the same terms as to status, redemption or otherwise as the Notes offered by this prospectus supplement.

Optional Redemption	We may redeem the Notes, in whole or in part, at any time and from time to time at the redemption prices described herein under the caption “Description of the Notes—Optional Redemption.”

Mandatory Redemption Upon Acquisition Termination	We will be required to redeem the Notes, in whole but not in part, pursuant to an Acquisition Termination Redemption (as defined herein) at the redemption prices described herein under the caption “Description of the Notes—Mandatory Redemption upon Acquisition Termination.”

Offer to Repurchase Upon a Change of Control Repurchase Event	If a change of control repurchase event occurs with respect to the Notes, we will be required, subject to certain conditions, to offer to repurchase the Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes, plus any accrued and unpaid interest to the date of repurchase. See “Description of the Notes—Change of Control Repurchase Event.”

Covenants	Other than as described in the accompanying prospectus under “Description of Senior Debt Securities—Certain Limitations—Liens” and “—Certain Limitations—Sale and Leaseback Arrangements,” the Notes do not contain any restrictive covenants, and we are not restricted from paying dividends or issuing or repurchasing any of our other securities.

Events of Default	If there is an event of default under the Notes, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable. These amounts automatically become due and payable if an event of default relating to certain events of bankruptcy, insolvency or reorganization occurs.

Ranking	The Notes will be our general unsecured obligations that will rank senior in right of payment to any of our future indebtedness that is expressly subordinated in right of payment to the Notes and equally in right of payment with all of our existing and future unsecured indebtedness and liabilities that are not so subordinated. The Notes will effectively rank junior to any secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, and will be effectively subordinated to all debt and other liabilities of our subsidiaries.

As of June 30, 2014, we had a total of approximately $8.1 billion of outstanding indebtedness, including long-term debt and short-term debt, which amount does not include the debt we expect to incur in connection with this offering. Approximately $620 million of that amount was indebtedness to third parties of our subsidiaries, which is structurally senior to the Notes because it consists of obligations at the subsidiary level. We also have and, following this offering and the Mandatory Convertible Preferred Stock Offering, expect to have the ability to incur a substantial amount of additional indebtedness, including under our revolving credit facilities.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting estimated underwriting discount and commissions and estimated offering expenses payable by us, will be approximately $1.2 billion.

We intend to use the net proceeds from this offering, together with, if completed, estimated net proceeds of $1.2 billion from the Mandatory Convertible Preferred Stock Offering (assuming no exercise of the overallotment option that we granted to the underwriters in the Mandatory Convertible Preferred Stock Offering) to finance the Acquisition and pay related fees and expenses. We may also borrow under the Bridge Facility or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the Mandatory Convertible Preferred Stock Offering is not completed or if the net proceeds from this offering and the Mandatory Convertible Preferred Stock Offering are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses. If the Acquisition does not occur, we will be required to redeem the Notes. See “Use of Proceeds” and “Description of the Notes—Mandatory Redemption Upon Acquisition Termination.”

Certain United States Federal Income Tax Considerations	For a discussion of certain United States federal tax considerations of the holding and disposition of the Notes, see “Certain United States Federal Income Tax Considerations.”

Book-Entry Form	The Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Investors may elect to hold interests in the Notes through DTC, Clearstream or Euroclear if they are participants of such systems, or indirectly through organizations which are participants in such systems. Beneficial interests in any of the Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interests may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes	The Notes are a new issue of securities, and there is currently no established market for the Notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the Notes. The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the Notes without notice.

We do not intend to apply for a listing of the Notes on any securities exchange.

Trustee and Paying Agent	The Bank of New York Mellon Trust Company, N.A.

Risk Factors	Investing in the Notes involves risks. You should carefully consider the information under the section titled “Risk Factors” beginning on page S-8 of this prospectus supplement, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, and all other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in the Notes.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that the option we have granted to the underwriters in the Mandatory Convertible Preferred Stock Offering to purchase additional depositary shares is not exercised.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratio of our earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated:

	Six Months Ended June 30, 2014		Year Ended December 31,
			2013		2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	(A	)	(B	)	1.4x	2.5x	1.7x	(C	)
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	(D	)	(E	)	1.4x	2.4x	1.7x	(F	)

(A)	For the six months ended June 30, 2014, there was a deficiency of earnings to cover the fixed charges of $2.0 million.
(B)	For the year ended December 31, 2013, there was a deficiency of earnings to cover the fixed charges of $1.792 billion.
(C)	For the year ended December 31, 2009, there was a deficiency of earnings to cover the fixed charges of $1.594 billion.
(D)	For the six months ended June 30, 2014, there was a deficiency of earnings to cover the combined fixed charges and preferred stock dividends of $4.0 million.
(E)	For the year ended December 31, 2013, there was a deficiency of earnings to cover the combined fixed charges and preferred stock dividends of $1.796 billion.
(F)	For the year ended December 31, 2009, there was a deficiency of earnings to cover the combined fixed charges and preferred stock dividends of $1.600 billion.

The ratios include all earnings from continuing operations and fixed charges of Alcoa Inc. and its consolidated subsidiaries. Earnings have been calculated by (i) adding to (deducting from) income (loss) from continuing operations the following: the provision for income taxes; amortization of capitalized interest; interest expense, amortization of debt expense, and an amount representative of the interest factor in rentals; and the distributed income of less than 50% owned entities; and (ii) deducting from (adding to) income (loss) from continuing operations the following: benefit for income taxes; equity income of entities less than 50% owned; and the noncontrolling interests’ share in the pretax income of our majority-owned subsidiaries without fixed charges. Fixed charges consist of interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest, and preferred stock dividend requirements of majority-owned subsidiaries.

RISK FACTORS

An investment in the Notes involves risks. You should carefully consider the risks described in our Annual Report on Form 10-K for the year ended December 31, 2013, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, as supplemented by the discussion below, before making an investment decision. Such risks and uncertainties are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. These risk factors are not necessarily presented in the order of importance or probability of occurrence. If any of the described risks actually occurs, our business, financial condition or results of operations could be materially adversely affected.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including the risks described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. See “Note Regarding Forward-Looking Statements” beginning on page S-v.

Risks Related to This Offering and the Notes

The Notes will be effectively subordinated to all of our future secured debt and to all existing and future liabilities of our subsidiaries. This may affect your ability to receive payments on the Notes.

The Notes will be general unsecured obligations of Alcoa. None of our subsidiaries will guarantee our obligations under, or have any obligation to pay any amounts due on, the Notes. As a result, the Notes will be effectively subordinated to claims of our secured creditors as well as to the liabilities of our subsidiaries. We currently conduct a significant portion of our operations through our subsidiaries. As of June 30, 2014, our subsidiaries had indebtedness of approximately $620 million and additional liabilities, including liabilities to trade creditors. Therefore, our cash flow and our ability to service our debt, including the Notes, partially depend upon the earnings of our subsidiaries, and we depend on the distribution of earnings, loans or other payments by those subsidiaries to us.

Our subsidiaries are separate and distinct legal entities. Our subsidiaries will have no obligation to pay any amounts due on the Notes or, subject to existing or future contractual obligations between us and our subsidiaries, to provide us with funds for our payment obligations, whether by dividends, distributions, loans or other payments. In addition, any payment of dividends, distributions, loans or advances by our subsidiaries to us could be subject to statutory or contractual restrictions and taxes on distributions. Payments to us by our subsidiaries will also be contingent upon our subsidiaries’ earnings and business considerations.

Our right to receive any assets of any of our subsidiaries upon liquidation or reorganization, and, as a result, the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors and preferred stockholders, if any. The Notes do not restrict the ability of our subsidiaries to incur additional liabilities. In addition, even if we were a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of our subsidiaries and any indebtedness of our subsidiaries senior to indebtedness held by us.

In addition, the Notes are not secured by any of our assets or those of our subsidiaries. As a result, the Notes are effectively subordinated to any secured debt we or our subsidiaries have or may incur. As of June 30, 2014, we had total consolidated indebtedness of $8.1 billion, none of which was secured. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of any of our future secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the Notes. In such an event, we may not have sufficient assets remaining to pay amounts due on any or all of the Notes.

The Notes do not contain restrictive financial covenants and we may incur substantially more debt or take other actions which may affect our ability to satisfy our obligations under the Notes.

Other than as described in the accompanying prospectus under “Description of Senior Debt Securities—Certain Limitations—Liens” and “Certain Limitations—Sale and Leaseback Arrangements,” the Notes are not subject to any restrictive covenants and we are not restricted from paying dividends or issuing or repurchasing our other securities. In addition, the limited covenants applicable to the Notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations.

Our ability to recapitalize, incur additional debt, and take a number of other actions that are not limited by the terms of the Notes could have the effect of diminishing our ability to make payments on the Notes when due, and require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of cash flow to fund our operations, working capital and capital expenditures.

An active trading market for the Notes may not develop.

The Notes are a new issue of securities for which there is currently no public market. Any trading of the Notes may be at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our performance and other factors. In addition, we do not know whether an active trading market will develop for the Notes. To the extent that an active trading market does not develop, the liquidity and trading prices for the Notes may be harmed. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for the Notes to be quoted on any quotation system.

The underwriters have advised us that they currently intend to make a market in the Notes. However, they are not obligated to do so, and they may discontinue any market making with respect to the Notes at any time, for any reason or for no reason, without notice. If any or all of the underwriters cease to act as market makers for the Notes, we cannot assure you another firm or person will make a market in the Notes.

The liquidity of any market for the Notes will depend upon the number of holders of the Notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the Notes and other factors. An active or liquid trading market for the Notes may not develop.

Some significant restructuring transactions may not constitute a change of control repurchase event as described under “Description of the Notes—Change of Control Repurchase Event,” in which case we would not be obligated to offer to repurchase the Notes.

Upon the occurrence of a change of control repurchase event as described under “Description of the Notes—Change of Control Repurchase Event,” you will have the right to require us to repurchase the Notes. However, the change of control repurchase event provisions will not afford protection to holders of Notes in the event of certain transactions. For example, any leveraged recapitalization, refinancing, restructuring, or acquisition initiated by us will generally not constitute a change of control repurchase event requiring us to repurchase the Notes. In the event of any such transaction, holders of the Notes will not have the right to require us to repurchase the Notes, even though any of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of Notes including the trading prices for the Notes.

We may not have the ability to repurchase the Notes in cash upon the occurrence of a change of control repurchase event, as required by the Notes.

Holders of the Notes have the right to require us to repurchase the Notes upon the occurrence of a change of control repurchase event as described under “Description of the Notes—Change of Control Repurchase Event.” We may not have sufficient funds to repurchase the Notes in cash at such time or have the ability to arrange necessary financing on acceptable terms.

A change of control repurchase event may also constitute an event of default or require a prepayment under, or result in the acceleration of the maturity of, our then-existing indebtedness. Our ability to repurchase the Notes in cash or make any other required payments may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. Our failure to repurchase the Notes when required would result in an event of default with respect to the Notes.

Future funding requirements may affect our business.

New sources of capital may be needed to meet the funding requirements of future investments in operating assets or other acquisitions, fund our ongoing business activities and pay dividends. Our ability to raise and service significant new sources of capital will be a function of macroeconomic conditions, future aluminum and alumina prices as well as our operational performance, cash flow and debt position, among other factors. We may determine that it may be necessary or preferable to issue additional debt or other securities, defer projects or sell assets. Additional financing may not be available when needed or, if available, the terms of such financing may not be favorable to us. In the event of lower aluminum and alumina prices, unanticipated operating or financial challenges, or new funding limitations, our ability to pursue new business opportunities, invest in existing and new projects, fund our ongoing business activities, and retire or service all outstanding debt could be significantly constrained.

A downgrade of our credit ratings could limit our ability to obtain future financing, increase our borrowing costs, increase the pricing of our credit facilities, adversely affect the market price of our securities, including the Notes, trigger letter of credit or other collateral postings, or otherwise impair our business, financial condition, and results of operations.

Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors (“Standard and Poor’s”) currently rates our long-term debt BBB-, the lowest level of investment grade rating, with a negative ratings outlook (ratings and outlook were affirmed on April 23, 2014). In May 2013, Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors (“Moody’s”) downgraded our long-term debt rating from Baa3 to Ba1, which is below investment grade, and changed the outlook from rating under review to stable. In April 2014, Fitch Inc., a subsidiary of Fimalac, S.A., and its successors (“Fitch”) downgraded our rating from BBB- to BB+, a below investment grade rating, and changed the outlook from negative to stable. There can be no assurance that one or more of these or other rating agencies will not take further negative actions with respect to our ratings. Increased debt levels, adverse aluminum market or macroeconomic conditions, a deterioration in our debt protection metrics, a contraction in our liquidity, or other factors could potentially trigger such actions. A rating agency may lower, suspend or withdraw entirely a rating or place it on negative outlook or watch if, in that rating agency’s judgment, circumstances so warrant.

As a result of the Moody’s downgrade, certain counterparties have required us to post letters of credit or cash collateral, and the cost of issuance of commercial paper has increased. For more information regarding the effects of the Moody’s downgrade on the our liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing Activities” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 referred to under “Where You Can Find More Information” above. We do not believe that the Fitch downgrade will have a significant impact on our financing activities. However, any further downgrade of our credit ratings by one or more rating agencies could adversely impact the market price of our securities, including the Notes, adversely affect existing financing (for example, a downgrade by Standard and Poor’s or a further downgrade by Moody’s would subject us to higher costs under certain of our revolving credit facilities), limit access to the capital (including commercial paper) or credit markets or otherwise adversely affect the availability of other new financing on favorable terms, if at all, result in more restrictive covenants in agreements governing the terms of any future indebtedness that we incur, increase the cost of borrowing or fees on undrawn credit facilities, result in vendors or counterparties seeking collateral or letters of credit from us, or otherwise impair our business, financial condition and results of operations.

Current global financial conditions could adversely affect the availability of new financing and our operations.

Current global financial conditions have been characterized by increased market volatility. Continued volatility in the capital and credit markets, which impacts interest rates, currency exchange rates, and the availability of credit, could adversely affect our ability to obtain equity or debt financing in the future on terms favorable to us or have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Pending Acquisition of Firth Rixson

This offering is not contingent upon the completion of the Acquisition. Even if the Acquisition is completed, we may fail to realize the growth prospects and cost savings anticipated as a result of the Acquisition.

This offering is not contingent upon the completion of the Acquisition. Accordingly, your investment in the Notes may be an investment in Alcoa without any of the assets of Firth Rixson or anticipated benefits of the Acquisition.

There are a number of risks and uncertainties relating to the Acquisition. For example, the Acquisition may not be completed, or may not be completed in the time frame, on the terms or in the manner currently anticipated, as a result of a number of factors, including, among other things, the failure to satisfy one or more of the conditions to closing. There can be no assurance that the conditions to closing of the Acquisition will be satisfied or waived or that other events will not intervene to delay or result in the failure to close the Acquisition. Any delay in closing or a failure to close could have a negative impact on our business and the trading prices of our securities, including the Notes.

The success of the Acquisition will depend, in part, on our ability to realize the anticipated business opportunities and growth prospects from acquiring the Firth Rixson business, which may not be realized to the extent that we anticipate or at all. Integrating operations will be complex and will require significant efforts. Our management might have its attention diverted while trying to integrate operations and corporate and administrative infrastructures and the cost of integration may exceed our expectations. We may also be required to make unanticipated capital expenditures or investments in order to maintain, improve or sustain Firth Rixson’s operations or assets or take write-offs or impairment charges or recognize amortization expenses resulting from the Acquisition and may be subject to unanticipated or unknown liabilities relating to Firth Rixson and its business. We may experience increased competition that limits our ability to expand our business, and we may not be able to capitalize on expected business opportunities, including retaining current customers. If any of these factors limit our ability to integrate the business successfully or on a timely basis, the expectations of future results of operations following the Acquisition might not be met.

In addition, we and Firth Rixson have operated and, until the completion of the Acquisition, will continue to operate, independently. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties or our ability to achieve the anticipated benefits of the Acquisition and could harm our financial performance. Firth Rixson is a private company, and we may be required to implement or improve Firth Rixson’s internal controls, procedures and policies to meet standards applicable to public companies, which may be time-consuming and more expensive than anticipated.

Furthermore, the Purchase Agreement, included as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on June 27, 2014, has been incorporated by reference in this prospectus supplement to provide investors with information regarding the terms of the Acquisition and is not intended to provide any factual information about us, Firth Rixson or our or their respective subsidiaries or affiliates. The Purchase Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts among the parties to the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

We will incur transaction and acquisition-related integration costs in connection with the Acquisition.

We are currently developing a plan to integrate the operations of Firth Rixson after the completion of the Acquisition. While we expect to realize annual cost savings due to synergies after the Acquisition, we also expect to incur costs to implement such cost savings measures. Although we believe that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the business, will offset incremental transaction and acquisition-related costs over time, this net benefit may not be achieved in the near term, or at all. The cost and operational savings may not be achievable in our anticipated amount or timeframe or at all. Investors should not place undue reliance on the anticipated benefits of the Acquisition in making their investment decision.

We and Firth Rixson will be subject to business uncertainties while the Acquisition is pending that could adversely affect our and its businesses.

Uncertainty about the effect of the Acquisition on employees and customers may have an adverse effect on us and Firth Rixson and, consequently, on the combined company. These uncertainties may impair our and their ability to attract, retain and motivate key personnel until the Acquisition is completed and for a period of time thereafter. These uncertainties could cause customers, suppliers and others that deal with us and Firth Rixson to seek to change existing business relationships with the two companies. Employee retention could be reduced during the pendency of the Acquisition, as employees may experience uncertainty about their future roles with the combined company. If, despite our and Firth Rixson’s retention efforts, key employees depart because of concerns relating to the uncertainty and difficulty of the integration process or a desire not to remain with the combined company, the combined company’s business could be harmed.

The Acquisition is subject to receipt of consent or approval from governmental entities that could delay or prevent the completion of the Acquisition or that could cause the abandonment of the Acquisition.

To complete the Acquisition, we and Firth Rixson may need to obtain approvals or consents from, or make filings with, certain applicable governmental authorities.

While we and Firth Rixson each believe that we will receive all required approvals for the Acquisition, there can be no assurance as to the receipt or timing of receipt of these approvals. If any such approvals are required, the receipt of such approvals may be conditional upon actions that the parties are not obligated to take under the Purchase Agreement and other related agreements, which could result in the termination of the Purchase Agreement by us or the Seller and the Seller Representative, or, if such approvals are received, their terms may have a detrimental impact on the combined company following the completion of the Acquisition. A substantial delay in obtaining any required authorizations, approvals or consents, or the imposition of unfavorable terms, conditions or restrictions contained in such authorizations, approvals or consents, could prevent the completion of the Acquisition, give us the option to redeem the Mandatory Convertible Preferred Stock, require the redemption of the Notes issued in this offering or have an adverse effect on the anticipated benefits of the Acquisition, thereby adversely impacting the business, financial condition or results of operations of the combined company.

If we do not complete the Acquisition on or prior to April 1, 2015 at 5:00 p.m. (New York City time), or, if prior to such time, the Purchase Agreement is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced, we will be required to redeem the Notes. We may not have the financial resources necessary to effect such redemption. In the event of such redemption, holders of the Notes may not obtain their expected return on such Notes.

We may not be able to complete the Acquisition on or prior to 5:00 p.m. (New York City time) on April 1, 2015, if at all. Our ability to complete the Acquisition is subject to various closing conditions, some of which are beyond our control. If the Acquisition is not completed on or prior to April 1, 2015 at 5:00 p.m. (New York City time), or, if prior to such time, the Purchase Agreement is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced, we will be required to redeem the Notes, in whole but not in part, at a redemption price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date.

We are not required to deposit the proceeds from this offering into an escrow account pending completion of the Acquisition. Our ability to pay the Acquisition Termination Redemption Price (as defined herein) to holders of the Notes may be limited by our financial resources at the time and the terms of our debt instruments or other instruments and agreements and it is possible that we will not have sufficient financial resources available to satisfy our obligation, if any, to effect such redemption. This could be the case, for example, if we or any of our subsidiaries commence a case for bankruptcy or reorganization, or such a case is commenced against us or one of our subsidiaries, before the date on which we are required to effect any such mandatory redemption. If we redeem the Notes pursuant to a mandatory redemption, you may not obtain your expected return on the Notes and may not be able to reinvest the proceeds from such mandatory redemption in an investment that results in a comparable return. In addition, as a result of the mandatory redemption provisions of the Notes, the trading prices of the Notes may not reflect the financial results of our business or macroeconomic factors. You will have no rights under the mandatory redemption provisions if the Acquisition closes, nor will you have any right to require us to repurchase your Notes if, between the closing of this offering and the completion of the Acquisition, we experience any changes (including any material adverse changes) in our business or financial condition, or if the terms of the Purchase Agreement change, including in material respects.

USE OF PROCEEDS

The net proceeds, after deducting underwriting discount and commissions and other estimated offering expenses payable by us, from the sale of the Notes offered hereby will be approximately $1.2 billion. We intend to use the net proceeds of this offering and, if completed, estimated net proceeds of $1.2 billion from the Mandatory Convertible Preferred Stock Offering (assuming no exercise of the overallotment option that we granted to the underwriters in the Mandatory Convertible Preferred Stock Offering) to finance the Acquisition and to pay related fees and expenses. We may also borrow under the Bridge Facility or our revolving credit facilities or issue commercial paper to finance the Acquisition if this offering or the Mandatory Convertible Preferred Stock Offering is not completed or if the net proceeds from this offering and the Mandatory Convertible Preferred Stock Offering are less than the aggregate amount of the cash purchase price of the Acquisition and related fees and expenses.

This offering is not contingent on the completion of the Acquisition. Pending application of the net proceeds of this offering for the foregoing purposes, we expect to invest such net proceeds in high-quality, short-term debt securities.

CAPITALIZATION

The following table shows our cash and cash equivalents and capitalization as of June 30, 2014:

•	on an actual basis;

•	on an “as adjusted” basis to give effect to the receipt of the estimated net proceeds of $1.2 billion in this offering;

•	on an “as further adjusted” basis, after giving effect to (i) the receipt of the estimated net proceeds of $1.2 billion from the sale of depositary shares in the Mandatory Convertible Preferred Stock Offering (assuming no exercise of the underwriters’ overallotment option) and (ii) the financing of the Acquisition and the payment of related fees and expenses in connection with the Acquisition (but not the consummation of the Acquisition itself), as set forth in “Use of Proceeds.”

You should read the following table in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in our Annual Report on Form 10-K for the year ended December 31, 2013, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, each incorporated by reference in this prospectus supplement, and our consolidated financial statements and related notes incorporated by reference in this prospectus supplement.

	As of June 30, 2014
	Actual	As Adjusted for this Offering	As Further Adjusted for Mandatory Convertible Preferred Stock Offering and Use of Proceeds
	(unaudited, dollars in millions)
Cash and cash equivalents	$1,183	$2,419	$1,280

Short-term borrowings	$133	$133	$133
Commercial paper	223	223	223
Long-term debt, including current portion	7,699	8,937	8,937

Total debt	$8,055	$9,293	$9,293
Noncontrolling interests	$3,029	$3,029	$3,029
Preferred Stock
Class A Stock, $100.00 par value per share; 660,000 shares authorized, 546,024 shares issued and outstanding, actual, as adjusted and as further adjusted	55	55	55
Mandatory Convertible Preferred Stock, $1.00 par value per share; no shares authorized, issued and outstanding, actual and as adjusted; 2,500,000 shares authorized, issued and outstanding, as further adjusted	—	—	3
Common stock, $1.00 par value per share; 1,800,000,000 shares authorized, 1,267,290,820 shares issued and 1,174,130,317 shares outstanding, actual, as adjusted and as further adjusted (1)	1,267	1,267	1,267
Additional capital	7,635	7,635	8,843
Retained earnings	9,163	9,163	9,163
Treasury stock, at cost	(3,275)	(3,275)	(3,275)
Accumulated other comprehensive loss	(3,168)	(3,168)	(3,168)

Total equity	$14,706	$14,706	$15,917

Total capitalization	$22,761	$23,999	$25,210

(1)	Amount of shares of common stock issued includes shares held in Alcoa’s treasury.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the Notes offered by this prospectus supplement supplements, and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the senior debt securities set forth under the caption “Description of Senior Debt Securities” in the accompanying prospectus. Terms used in this prospectus supplement that are otherwise not defined have the meanings given to them in the accompanying prospectus. For purposes of this Description of the Notes, references to “Alcoa,” “the Company,” “the issuer,” “we,” “our” and “us” refer only to Alcoa Inc. and do not include any of Alcoa’s current or future subsidiaries.

The Notes will be issued under the indenture dated as of September 30, 1993 (the “Original Indenture”), between Alcoa and The Bank of New York Mellon Trust Company, N.A., as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the first supplemental indenture dated as of January 25, 2007 (the “First Supplemental Indenture”) between Alcoa and the trustee, the second supplemental indenture dated as of July 15, 2008 (the “Second Supplemental Indenture”) between Alcoa and the trustee, and the third supplemental indenture dated as of March 24, 2009 (the “Third Supplemental Indenture”) between Alcoa and the trustee. The Original Indenture, the First Supplemental Indenture, the Second Supplemental Indenture, and the Third Supplemental Indenture are incorporated by reference as exhibits to the registration statement of which the accompanying prospectus is a part. References in this prospectus supplement and the accompanying prospectus to the trustee for our debt securities mean The Bank of New York Mellon Trust Company, N.A. The terms of the Notes include those expressly set forth in the Original Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, and the Third Supplemental Indenture (the Original Indenture as so supplemented, the “Senior Indenture”), and those made part of the Senior Indenture by reference to the Trust Indenture Act of 1939, as amended. You may request a copy of the Senior Indenture from us as described under “Where You Can Find More Information.”

The following description and the description under “Description of Senior Debt Securities” in the accompanying prospectus summarize the material provisions of the Notes and do not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes and the Senior Indenture, including the definitions of certain terms used in the Senior Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

General

The Notes will be issued in an initial aggregate principal amount of $1,250,000,000, will bear interest from September 22, 2014 at the rate of interest stated on the cover page of this prospectus supplement, will mature, at par, on October 1, 2024, and will be offered and sold in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Interest on the Notes will be payable semi-annually on April 1 and October 1, commencing April 1, 2015, to the persons in whose names the Notes are registered at the close of business on March 15 or September 15, as the case may be, next preceding such interest payment date.

Interest on the Notes will be paid on the basis of a 360-day year consisting of twelve 30-day months.

The Notes are not subject to the provisions of any optional or mandatory sinking fund. The Notes are not convertible or exchangeable into any other security of Alcoa. The Senior Indenture sets forth the conditions under which Alcoa may enter into a merger or consolidation, or convey, transfer or lease all or substantially all of its assets or properties (see “Description of Senior Debt Securities—Consolidation, Merger, Sale of Assets and Other Transactions” in the accompanying prospectus). Except as described below under “—Change of Control Repurchase Event,” the covenants contained in the Senior Indenture and the Notes will not afford holders protection in the event of a sudden decline in credit rating that may result from a recapitalization, restructuring or other highly leveraged transaction.

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in The City of New York.

Mandatory Redemption Upon Acquisition Termination

We expect to use the net proceeds from this offering in connection with the Acquisition, as described under “Prospectus Supplement Summary.” The closing of this offering is expected to occur prior to the consummation of the Acquisition. The Notes will be subject to a special mandatory redemption (an “Acquisition Termination Redemption”) in the event that:

(a)	the Acquisition is not consummated on or prior to 5:00 p.m. (New York City time) on April 1, 2015, or

(b)	if prior to 5:00 p.m. (New York City time) on April 1, 2015, the Purchase Agreement (as such term is defined under “Prospectus Supplement Summary”) is terminated, other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced (each, an “Acquisition Termination Redemption Event”).

If an Acquisition Termination Redemption Event occurs, the Notes will be redeemed, in whole but not in part, at the acquisition termination redemption price (the “Acquisition Termination Redemption Price”) equal to 101% of the principal amount thereof plus accrued and unpaid interest from the date of initial issuance, or the most recent date to which interest has been paid or provided for, whichever is later, to, but excluding, the acquisition termination redemption date (the “Acquisition Termination Redemption Date”), which will be the date no later than the thirtieth calendar day following the earlier to occur of:

(a)	5:00 p.m. (New York City time) on April 1, 2015, or

(b)	the date that the Purchase Agreement is terminated other than in connection with the consummation of the Acquisition and is not otherwise amended or replaced.

We, either directly or through the trustee on its behalf, will cause a notice of the Acquisition Termination Redemption to be sent, with a copy to the trustee, not later than five Business Days after the occurrence of the Acquisition Termination Redemption Event to each holder at its registered address. Such notice will also specify the Acquisition Termination Redemption Date. If funds sufficient to pay the Acquisition Termination Redemption Price of all Notes to be redeemed on the Acquisition Termination Redemption Date, together with accrued interest to, but excluding, the Acquisition Termination Redemption Date, are deposited with the paying agent on or before such Acquisition Termination Redemption Date, the Notes will cease to bear interest and all rights under the Notes shall terminate and will be satisfied and discharged.

Optional Redemption

The Notes will be redeemable, as a whole or in part, at our option, at any time or from time to time, on at least 30 days, but not more than 60 days, prior notice to holders of the Notes given in accordance with “—Notices” below. Prior to July 1, 2024, the date that is three months prior to the maturity date of the Notes, the Notes will be redeemable at a redemption price equal to the greater of:

•	100% of the principal amount of the Notes to be redeemed, plus accrued interest, if any, to the redemption date; or

•	the sum of the present values of the Remaining Scheduled Payments, as defined below, discounted, on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate, as defined below, plus 40 basis points, plus, accrued interest to the date of redemption which has not been paid.

At any time on or after July 1, 2024, the date that is three months prior to the maturity date of the Notes, the Notes will be redeemable, in whole or in part, at any time and from time to time, at our option at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued interest to the date of redemption which has not been paid.

For purposes of the foregoing discussion of an optional redemption, the following definitions are applicable:

“Treasury Rate” means, with respect to any redemption date for the Notes:

•	the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; provided that if no maturity is within three months before or after the maturity date for the Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month; or

•	if that release, or any successor release, is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes.

“Comparable Treasury Price” means, with respect to any redemption date for the Notes:

•	the average of four Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations; or

•	if we obtain fewer than four Reference Treasury Dealer Quotations, the average of all quotations obtained by us.

“Independent Investment Banker” means one of the Reference Treasury Dealers, to be appointed by Alcoa.

“Reference Treasury Dealer” means each of Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, two other nationally recognized investment banking firms that are Primary Treasury Dealers selected by the Company, and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer, which we refer to as a “Primary Treasury Dealer,” Alcoa will substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to us by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced by the amount of interest accrued thereon to such redemption date.

On and after the redemption date, interest will cease to accrue on the Notes or any portion thereof called for redemption, unless Alcoa defaults in the payment of the redemption price and accrued interest. On or before the redemption date, Alcoa will deposit with a paying agent, or the trustee, money sufficient to pay the redemption price of and accrued interest on the Notes to be redeemed on such date. If less than all of the Notes are to be redeemed, the Notes to be redeemed shall be selected by the trustee by such method as the trustee shall deem fair and appropriate.

Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes as described above, we will be required to make an offer to each holder of Notes to repurchase all or any part (in denominations of $2,000 and integral multiples of $1,000 in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder, with a copy to the trustee, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, other than as may be required by law. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. Holders of Notes electing to have Notes purchased pursuant to a Change of Control Repurchase Event offer, will be required to surrender their Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Note completed, to the paying agent at the address specified in the notice, or transfer their Notes to the paying agent by book-entry transfer pursuant to the applicable procedures of the paying agent, prior to the close of business on the third Business Day prior to the repurchase payment date. We will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the repurchase date following a Change of Control Repurchase Event, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly mail to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

For purposes of the foregoing discussion of a repurchase at the option of holders, the following definitions are applicable:

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than to the Company or one of its subsidiaries;

(2)	the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of our Voting Stock or other Voting Stock into which our Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares;

(3)	the Company consolidates with, or merges with or into, any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company or such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of the Voting Stock of the Company outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person immediately after giving effect to such transaction;

(4)	the first day on which the majority of the members of the board of directors of the Company cease to be Continuing Directors; or

(5)	the adoption of a plan relating to the liquidation or dissolution of the Company.

Notwithstanding the foregoing, a transaction will not be deemed to involve a Change of Control if (1) we become a direct or indirect wholly-owned subsidiary of a holding company and (2)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of our Voting Stock immediately prior to that transaction or (B) immediately following that transaction no person (other than a holding company satisfying the requirements of this sentence) is the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ properties or assets taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase such holder’s Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our and our subsidiaries’ assets taken as a whole to another person or group may be uncertain.

“Change of Control Repurchase Event” means, both (1) the rating on the Notes is lowered by at least two of the three Rating Agencies and (2) the Notes are rated below Investment Grade by at least two of the three Rating Agencies in each case on any date during the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) (the “Trigger Period”) after the earlier of (1) the occurrence of a Change of Control; or (2) public notice of the occurrence of a Change of Control or the intention by Alcoa to effect a Change of Control. Unless at least two of the three Rating Agencies are providing a rating for the Notes at the commencement of any Trigger Period, the ratings on the Notes will be deemed to have been lowered by at least two of the three Rating Agencies, and the Notes will be deemed to be rated below Investment Grade by at least two of the three Rating Agencies during the Trigger Period. Notwithstanding the foregoing, no Change of Control Repurchase Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Director” means, as of any date of determination, any member of the board of directors of Alcoa who:

(1)	was a member of such board of directors on the date of the closing of the offering of the Notes; or

(2)	was nominated for election, elected or appointed to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination, election or appointment (either by a specific vote or by approval of our proxy statement in which such member was named as a nominee for election as a director, without objection to such nomination).

“Fitch” means Fitch Inc., a subsidiary of Fimalac, S.A., and its successors.

“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch); and the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means each of Moody’s, S&P and Fitch; provided, that if any of Moody’s, S&P or Fitch ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, we may select (as certified by a resolution of our board of directors) a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be, that is reasonably acceptable to the trustee under the Senior Indenture.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

The Change of Control Repurchase Event feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of Alcoa and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Repurchase Event under the Notes, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings on the Notes. Restrictions on our ability to incur liens and enter into sale and leaseback transactions are contained in the covenants as described in the accompanying prospectus under “Description of Senior Debt Securities—Certain Limitations—Liens” and “—Certain Limitations—Sale and Leaseback Transactions.”

We may not have sufficient funds to repurchase all the Notes upon a Change of Control Repurchase Event. See “Risk Factors—Risks Related to This Offering and the Notes—We may not have the ability to repurchase the Notes in cash upon the occurrence of a change of control repurchase event, as required by the Notes.”

Status

The Notes will rank pari passu with other unsecured unsubordinated indebtedness of Alcoa.

Further Issues

We may from time to time, without notice to, or the consent of, the registered holders of the Notes offered by this prospectus supplement, create and issue further notes equal in rank to the Notes offered hereby in all respects (or in all respects except for the issue date and public offering price of such further notes, the payment of interest accruing before the issue date of such further notes, or the first payment of interest following the issue date of such further notes) and so that such further notes may be consolidated and form a single series with the Notes offered by this prospectus supplement and have the same terms as to status, redemption or otherwise as the Notes offered by this prospectus supplement. We will not issue any further notes intended to form a single series with the Notes offered hereby unless the further notes will be fungible with all Notes of the same series for U.S. federal income tax purposes.

Meetings, Modification and Waiver

In addition to limitations on modifications or amendments without the consent of the holder of each outstanding senior debt security affected thereby described under “Description of Senior Debt Securities—Meetings, Modifications and Waiver” in the prospectus, Alcoa and the trustee may not waive or modify the provisions relating to Acquisition Termination Redemption, as described under “—Mandatory Redemption Upon Acquisition Termination” without the consent of the holder of each outstanding Note.

Notices

Notices to holders of the Notes will be given by mail to the addresses of the registered holders as they appear in the security register.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. will be the trustee, security registrar and paying agent for the Notes. The Bank of New York Mellon Trust Company, N.A., in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

The trustee has, and certain of its affiliates may from time to time have, banking relationships in the ordinary course of business with us and certain of our affiliates.

Book-Entry, Delivery and Form

The Notes will be issued in the form of one or more fully registered global notes, which we refer to as the “Global Notes,” which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, which we refer to as the “Depositary” or “DTC,” and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking Luxembourg S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, and

JPMorgan Chase Bank, N.A. will act as depositary for Euroclear, which we refer to in such capacities as the “U.S. Depositaries.” Beneficial interests in the Global Notes will be held in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

The Depositary has advised us as follows: the Depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. The Depositary holds securities deposited with it by its participants and records the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom, and/or their representatives, own the Depositary. Access to the Depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers, which we refer to as “Clearstream Customers,” and facilitates the clearance and settlement of securities transactions between Clearstream Customers through electronic book-entry transfers between their accounts. Clearstream provides to Clearstream Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depositary and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream’s U.S. customers are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Customer.

Distributions with respect to the Notes held through Clearstream will be credited to cash accounts of Clearstream Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear advises that it was created in 1968 to hold securities for its participants, which we refer to as “Euroclear Participants,” and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the “Euroclear Operator,” under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation, which we refer to as the “Cooperative.” All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to the Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Euroclear further advises that investors that acquire, hold and transfer interests in the Notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Notes.

The Euroclear Operator advises that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator’s records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

Individual certificates in respect of the Notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the Global Notes or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the Notes represented by such Global Notes upon delivery of such Global Notes for cancellation.

Title to book-entry interests in the Notes will pass by book-entry registration of the transfer within the records of Clearstream, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the Notes may be transferred within Clearstream and within Euroclear and between Clearstream and Euroclear in accordance with procedures established for these purposes by Clearstream and Euroclear. Book-entry interests in the Notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the Notes among Clearstream and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Euroclear and DTC.

A further description of the Depositary’s procedures with respect to the Global Notes is set forth in the accompanying prospectus under “Description of Senior Debt Securities—Book-Entry Securities” beginning on page 13 of the accompanying prospectus. The Depositary has confirmed to us, the underwriters and the trustee that it intends to follow such procedures.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in immediately available funds. We will make all payments of principal, premium, if any, and interest in respect of the Notes in immediately available funds while the Notes are held in book-entry only form. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary’s rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the Notes to or receiving interests in the Notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of interests in the Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the Depositary settlement date. Such credits or any transactions involving interests in such Notes settled during such processing will be reported to the relevant Clearstream Customers or Euroclear Participants on such Business Day. Cash received in Clearstream or Euroclear as a result of sales of interests in the Notes by or through a Clearstream Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

This section summarizes certain material U.S. tax considerations to holders of the Notes. This discussion is general in nature and does not discuss all aspects of U.S. federal income taxation that may be relevant to a particular holder and the discussion is limited in the following ways:

•	The discussion only covers you if you buy your Notes in the initial offering.

•	The discussion only covers you if you hold your Notes as a capital asset (that is, for investment purposes), and if you do not have a special tax status.

•	The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of Notes. It does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks or other financial institutions, tax-exempt entities, insurance companies, dealers in securities or currencies, traders in securities electing to mark to market, persons that will hold Notes as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction, persons subject to the alternative minimum tax, certain U.S. expatriates, passive foreign investment companies, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes), or persons that have a “functional currency” other than the U.S. dollar. We suggest that you consult your tax advisor about the consequences of holding Notes in your particular situation.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, in each case as of the date hereof, changes to any of which subsequent to the date of this prospectus supplement may affect the tax considerations described herein, possibly with retroactive effect.

•	The discussion does not cover state, local or foreign law.

•	We have not requested a ruling from the Internal Revenue Service (the “IRS”) on the tax consequences of owning the Notes. As a result, the IRS could disagree with portions of this discussion.

Persons considering the purchase of Notes should consult their own tax advisors in determining the tax consequences to them of the purchase, ownership and disposition of Notes, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder.” A “U.S. Holder” is a beneficial owner of the Notes that is:

•	an individual U.S. citizen or resident alien;

•	a corporation, or entity taxable as a corporation, that was created under U.S. law (federal or state);

•	an estate whose worldwide income is subject to U.S. federal income tax regardless of its source; or

•	a trust if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of the trust’s substantial decisions, or (B) the trust has a valid election in effect under applicable Treasury regulations to be treated as a “United States person.”

If a partnership, or other entity taxable as a partnership, holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner of a partnership holding Notes, we suggest that you consult your tax advisor.

Interest

•	If you are a cash method taxpayer (including most individual holders), stated interest on the Notes will be taxable to you as ordinary interest income when you receive it.

•	If you are an accrual method taxpayer, stated interest on the Notes will be taxable to you as ordinary interest income as it accrues.

Sale, Redemption, Retirement or Other Disposition of Notes

On your sale, redemption, retirement or other disposition of your Note:

•	You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Note. Your tax basis in the Note will generally be the amount you paid for the Note, subject to certain adjustments.

•	Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the Note for more than one year. For some non-corporate taxpayers (including individuals), long term capital gains are currently eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitation.

•	If you sell the Note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the Note but has not yet been paid by the sale date. That amount attributable to accrued but unpaid interest is treated as ordinary interest income and not as sale proceeds.

Information Reporting and Backup Withholding

Under the current tax rules concerning information reporting to the IRS:

•	Information reporting requirements will generally apply with respect to payments made to U.S. Holders of interest on, and the proceeds of the sale or other disposition (including retirement and redemption) of, Notes unless you are an exempt recipient. A U.S. Holder can avoid backup withholding if the U.S. Holder (a) falls within certain exempt categories and demonstrates this fact when required, or (b) provides a correct U.S. taxpayer identification number, certifies that such U.S. Holder is exempt from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.

•	Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a credit against your United States federal income tax liability, and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Tax Consequences to Non-U.S. Holders

For purposes of the following discussion, a “Non-U.S. Holder” means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership (or other entity or arrangement classified as a partnership) that is organized in or under the laws of the United States or any political subdivision thereof.

Interest

Payments to you of interest on a Note generally will be exempt from withholding of U.S. federal income tax under the “portfolio interest exemption” provided that:

•	such interest is not effectively connected with your conduct of a trade or business in the United States;

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable U.S. Treasury regulations;

•	you are not a controlled foreign corporation that is related to us actually or constructively through stock ownership;

•	either (1) you provide a statement signed under penalties of perjury that includes your name and address and certify that you are a Non-U.S. Holder in compliance with applicable requirements generally made, under current procedures, on IRS Form W-8BEN or IRS Form W-8BEN-E (or satisfy certain documentary evidence requirements for establishing that you are a Non-U.S. Holder) or (2) you hold your Notes through certain foreign intermediaries and you and such foreign intermediary satisfy the certification requirements of applicable U.S. Treasury regulations.

Special certification and other rules apply to certain Non-U.S. Holders that are entities rather than individuals.

If you are a Non-U.S. Holder with interest income that does not qualify as portfolio interest, you will be subject to a 30% U.S. federal withholding tax on payments of interest unless you provide a properly executed:

•	IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•	IRS Form W-8ECI (or other applicable form) stating that interest paid or accrued on the Notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—U.S. Trade or Business”).

Notwithstanding the foregoing, in the case of interest paid to a foreign entity, you will be subject to a 30% U.S. federal withholding tax on payments of interest pursuant to the Foreign Account Tax Compliance Act (“FATCA”) unless, (1) if such entity is, or holds a Note through, a foreign financial institution, any such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution), (ii) qualifies for an exception from the requirement to enter into such an agreement or (iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates and, (2) if required, such entity has provided the withholding agent with a certification (typically an IRS Form W-8BEN-E) identifying its direct and indirect U.S. owners.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, this reporting does not apply to you if you hold your Notes directly through a “qualified intermediary” and the applicable procedures are complied with.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. In addition, special rules apply to certain types of non-U.S. Holders, including partnerships, trusts, and other entities treated as pass-through entities for U.S. federal income tax purposes. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale, Redemption, Retirement or Other Disposition of Notes

A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain realized on the sale, redemption, retirement or other disposition of a Note, unless one of the following applies:

•	The gain is effectively connected with your conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, that is attributable to its U.S. permanent establishment).

•	You are an individual present in the U.S. for at least 183 days during the year in which you dispose of the Note, and certain other conditions are met.

•	The gain represents accrued interest, in which case the rules for taxation of interest would apply, as described under “—Interest.”

In the case of the sale or disposition of Notes after December 31, 2016, you will be subject to a 30% withholding tax on the gross proceeds of the sale or disposition unless the requirements described in relation to FATCA above under “—Interest” are satisfied. We recommend you consult your own tax advisor regarding the application of FATCA to your particular circumstances.

U.S. Trade or Business

If you hold your Note in connection with a trade or business that you are conducting in the U.S. (and, if an applicable income tax treaty applies, with a permanent establishment you maintain in the U.S.), then, in lieu of the 30% withholding tax discussed above:

•	Any interest on the Note, and any gain from disposing of the Note, generally will be subject to income tax as if you were a U.S. Holder.

•	If you are a corporation, you may be subject to the “branch profits tax” on your earnings from the Note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Information Reporting and Backup Withholding

•	In general, if you are a Non-U.S. Holder you will not be subject to backup withholding with respect to principal and interest payments provided you (1) certify your Non-U.S. Holder status under penalties of perjury, generally made, under current procedures, on IRS Form W-8BEN or IRS Form W-8BEN-E, or satisfy documentary evidence requirements for establishing that you are a Non-U.S. Holder or (2) otherwise satisfy an exemption, as discussed previously. Interest payments made to you may be reported to the IRS on Form 1042-S (as discussed above under “—Interest”). Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which you reside as a Non-U.S. Holder.

•	Proceeds you receive on a sale or other disposition of your Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup withholding may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may file IRS Form W-8BEN or or IRS Form W-8BEN-E to claim an exemption from information reporting and backup withholding.

Backup withholding is not an additional tax. Any amounts so withheld will be allowed as a credit against such Non-U.S. Holder’s federal income tax liability and may entitle you to a refund provided you timely furnish the required information to the IRS. Non-U.S. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations.

UNDERWRITING

Morgan Stanley & Co. LLC and Credit Suisse Securities (USA) LLC are acting as joint book-running managers for this offering and representatives of the underwriters named below. Citigroup Global Markets Inc., Goldman, Sachs & Co., and J.P. Morgan Securities LLC are acting as book-running managers for this offering.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of the Notes set forth opposite the underwriter’s name:

Underwriters	Principal Amount of Notes
Morgan Stanley & Co. LLC	$475,000,000
Credit Suisse Securities (USA) LLC	$300,000,000
Citigroup Global Markets Inc.	$60,500,000
Goldman, Sachs & Co.	$60,500,000
J.P. Morgan Securities LLC	$60,500,000
BNP Paribas Securities Corp.	$50,000,000
Mitsubishi UFJ Securities (USA), Inc.	$50,000,000
RBC Capital Markets, LLC	$50,000,000
RBS Securities Inc.	$50,000,000
ANZ Securities, Inc.	$19,500,000
Banca IMI S.p.A.	$5,000,000
Banco Bradesco BBI S.A.	$5,000,000
BB Securities Ltd.	$600,000
BBVA Securities Inc.	$7,000,000
BNY Mellon Capital Markets, LLC	$7,000,000
Credit Agricole Securities (USA) Inc.	$5,000,000
Mizuho Securities USA Inc.	$2,300,000
PNC Capital Markets LLC	$2,500,000
Sandler O’Neill & Partners, L.P.	$2,500,000
SG Americas Securities, LLC	$2,500,000
SMBC Nikko Securities America, Inc.	$5,000,000
Standard Chartered Bank	$2,500,000
TD Securities (USA) LLC	$600,000
The Williams Capital Group, L.P.	$7,000,000
U.S. Bancorp Investments, Inc.	$19,500,000

Total	$1,250,000,000

The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Notes are subject to, among other things, approval of certain legal matters by their counsel and certain other conditions. The underwriters are obligated to take and pay for all of the Notes if any are taken.

We have been advised by the representatives of the underwriters that the underwriters propose to offer the Notes directly to the public at the applicable public offering price set forth on the cover page of this prospectus supplement, and the underwriters may sell the Notes to certain dealers at the applicable public offering price less a concession not in excess of 0.600% of the principal amount of the Notes. The underwriters may allow, and such dealers may reallow, a concession not in excess of 0.300% of the aggregate principal amount of the Notes to certain other dealers. After the initial public offering of the Notes to the public, representatives of the underwriters may change the public offering price and other selling terms.

We will pay the underwriters discount and commissions of 1.000% of the public offering price per Note, for a total of $12.5 million.

We estimate that the expenses of this offering payable by us, excluding underwriting discount and commissions, will be approximately $1.4 million.

To facilitate the offering of the Notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the underwriters may overallot in connection with the offering of the Notes, creating short positions in the Notes for their own account. In addition, to cover overallotments or to stabilize the price of the Notes, the underwriters may bid for, and purchase, Notes in the open market. Finally, the underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing Notes in this offering, if the underwriters repurchase previously distributed Notes in transactions that cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the Notes above independent market levels. The underwriters are not required to engage in any of these activities and may end any of these activities in respect of the Notes at any time.

The Notes are a new issue of securities with no established trading market. In addition, we have not applied and do not intend to apply to list the Notes on any securities exchange or to have the Notes quoted on any quotation system. The representatives of the underwriters have advised us that they intend to make a market in the Notes, but that they are not obligated to do so and may discontinue any market-making in respect of the Notes at any time in their sole discretion without notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable.

Certain of the underwriters are not U.S.-registered broker-dealers and, therefore, to the extent that they intend to effect any sales of the Notes in the United States, they will do so through one or more U.S. registered broker-dealers, which may be affiliates of such underwriters, in accordance with the applicable U.S. securities laws and regulations, and as permitted by FINRA regulations. One or more of the underwriters may be unable to make offers or sales in the United States other than through Rule 15a-6 under the Exchange Act. Fees may be shared by the foreign broker-dealer and the U.S. registered broker-dealer.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

In the ordinary course of business, certain of the underwriters and/or their affiliates have provided and may in the future continue to provide investment banking, commercial banking, financial advisory or other financial services to us and our subsidiaries for which they have received and may in the future receive compensation. In that regard, affiliates of some or all of the underwriters are lenders and/or agents under our Bridge Facility. Certain of the underwriters or their affiliates are lenders under our bank credit facilities and serve as dealers under our commercial paper program and/or investment managers with respect to assets held in the master trust fund for one or more pension plans maintained by us. The underwriters named above are also acting as underwriters in connection with the Mandatory Convertible Preferred Stock Offering, and affiliates of Morgan Stanley & Co. LLC serve as our financial advisor in connection with the Acquisition.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of ours or our subsidiaries. Certain of the underwriters or their affiliates that have lending relationships with us or our subsidiaries may also choose to hedge their credit exposure to us or our subsidiaries, as the case may be, consistent with their customary risk management policies. Typically those underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of ours or our subsidiaries, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Klaus Kleinfeld, Chairman and Chief Executive Officer and a director of Alcoa, and James W. Owens, a director of Alcoa, are directors of Morgan Stanley, the parent company of Morgan Stanley & Co. LLC. Ernesto Zedillo, a director of Alcoa, is also a director of Citigroup Inc., the parent company of Citigroup Global Markets Inc.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the underwriters may be required to make.

European Economic Area

In relation to each Relevant Member State, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of the Notes may be made to the public in that Relevant Member State other than:

(a) to legal entities which are qualified investors as defined in the Prospectus Directive,

(b) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives of the underwriters, or

(c) in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of the Notes shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or of a supplement to a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of this provision, the expression an “offer to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and is only directed at, persons who either (1) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (2) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order (each such person being referred to as a “Relevant Person”). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus must not be acted or relied on by persons who are not Relevant Persons.

LEGAL MATTERS

The validity of the Notes offered by Alcoa will be passed upon for Alcoa by Thomas F. Seligson, Esq., Counsel of Alcoa. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans offered to Alcoa employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of Alcoa common stock. The underwriters have been represented in connection with this offering by Cravath, Swaine & Moore LLP, New York, New York. From time to time, Cravath, Swaine & Moore LLP provides legal services to Alcoa and its subsidiaries.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Alcoa for the three month periods ended March 31, 2014 and 2013 and the three and six month periods ended June 30, 2014 and 2013 incorporated by reference in this prospectus supplement, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 24, 2014 and July 24, 2014, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied.

PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act.

PROSPECTUS

Alcoa Inc.

$5,000,000,000

Debt Securities

Class B Serial Preferred Stock

Depositary Shares

Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may offer, from time to time, up to $5,000,000,000 of any combination of the securities described in this prospectus, separately or together in any combination.

Specific terms of any securities to be offered will be provided in a supplement to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, as well as any document we incorporate by reference into this prospectus and any accompanying prospectus supplement, before you invest. A supplement may also add to, update, supplement or clarify information contained in this prospectus.

We may offer and sell these securities to or through one or more agents, underwriters, dealers or other third parties or directly to one or more purchasers on a continuous or delayed basis.

Our common stock is listed on the New York Stock Exchange under the symbol “AA.”

The mailing address of our principal executive offices is Alcoa Inc., 390 Park Avenue, New York, New York 10022-4608, and the telephone number is 212-836-2600.

Investing in the offered securities involves risks. See “Risk Factors” on page 5 of this prospectus and any risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is July 30, 2014.

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we are registering an unspecified amount of each class of securities described in this prospectus, and we may sell any combination of the securities described in this prospectus in one or more offerings. In addition, we may use this prospectus and the applicable prospectus supplement in a remarketing or other resale transaction involving the securities after their initial sale. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained in this prospectus. The rules of the SEC allow us to incorporate by reference information into this prospectus and any prospectus supplement. Any information incorporated by reference is considered to be a part of this prospectus and any applicable prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. See “Where You Can Find More Information.” You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information,” and any free writing prospectus with respect to an offering filed by us with the SEC.

We are responsible for the information contained and incorporated by reference in this prospectus. We have not authorized anyone to give you any other information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information.

Unless otherwise indicated, or the context otherwise requires, references in this prospectus to “Alcoa,” “the company,” “we,” “us” and “our” are to Alcoa Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet site at http://www.sec.gov which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available to the public from the SEC’s Internet site. Information about us is also available at our Internet site at http://www.alcoa.com. The information on our Internet site is not a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we have filed with the SEC relating to the securities to be offered. This prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules in accordance with the rules and regulations of the SEC, and we refer you to the omitted information. The statements this prospectus makes pertaining to the content of any contract, agreement or other document that is an exhibit to the registration statement necessarily are summaries of their material provisions and do not describe all provisions, exceptions and qualifications contained in those contracts, agreements or documents. You should read those contracts, agreements or documents for information that may be important to you. The registration statement, exhibits and schedules are available at the SEC’s Public Reference Room or through its Internet site.

Incorporation by Reference

The rules of the SEC allow us to incorporate by reference in this prospectus the information in other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and certain information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the offering (except that we are not incorporating by reference, in any case, any document or information that is not deemed to be “filed” and that is not specifically incorporated by reference in this prospectus):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014; and

•	Our Current Reports on Form 8-K filed January 10, 2014 (Item 1.01 and Exhibit 99.1 of Item 9.01), January 21, 2014, January 23, 2014, February 21, 2014, March 18, 2014, April 14, 2014 (Item 8.01), May 8, 2014 (Item 5.07) and June 27, 2014 (Items 1.01 and 3.02 and Exhibits 2.1, 10.1 and 10.2 of Item 9.01).

You may obtain a copy of any or all of the documents referred to above which have been or will be incorporated by reference in this prospectus (including exhibits specifically incorporated by reference in those documents), as well as a copy of the registration statement of which this prospectus is a part and its exhibits, at no cost to you by writing or telephoning us at the following address:

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Attention: Investor Relations

Telephone: (212) 836-2674

You also may review a copy of the registration statement of which this prospectus is a part and its exhibits at the SEC’s Public Reference Room at the address listed above, as well as through the SEC’s Internet site at http://www.sec.gov.

ALCOA INC.

Formed in 1888, Alcoa is a Pennsylvania corporation with its principal office at 390 Park Avenue, New York, New York 10022-4608 (telephone number (212) 836-2600).

Alcoa is a global leader in lightweight metals technology, engineering and manufacturing. Alcoa’s innovative, multi-material products, which include aluminum, titanium, and nickel, are used worldwide in aircraft, automobiles, commercial transportation, packaging, building and construction, oil and gas, defense, consumer electronics, and industrial applications.

Alcoa is also the world leader in the production and management of primary aluminum, fabricated aluminum, and alumina combined, through its active participation in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum is a commodity that is traded on the London Metal Exchange (LME) and priced daily. Aluminum (primary and fabricated) and alumina represent approximately 80% of Alcoa’s 2013 revenues, and the price of aluminum influences the operating results of Alcoa.

Alcoa is a global company operating in 30 countries. Based upon the country where the point of sale occurred, the U.S. and Europe generated 51% and 26%, respectively, of Alcoa’s sales in 2013. In addition, Alcoa has investments and operating activities in, among others, Australia, Brazil, China, Guinea, Iceland, Russia, and Saudi Arabia, all of which present opportunities for substantial growth. Governmental policies, laws and regulations, and other economic factors, including inflation and fluctuations in foreign currency exchange rates and interest rates, affect the results of operations in these countries.

RISK FACTORS

Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, which are incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any applicable prospectus supplement and in the other documents incorporated by reference in this prospectus. See the section entitled “Where You Can Find More Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect our company. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

FORWARD-LOOKING STATEMENTS

This prospectus, information incorporated by reference in this prospectus, any applicable prospectus supplement, and any oral communications made by Alcoa may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These statements relate to future events and expectations and can be identified by the use of predictive, future-tense or forward-looking terminology, such as “anticipates,” “believes,” “estimates,” “expects,” “should,” “hopes,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “should,” “targets,” “will,” “will likely result,” or other similar expressions. All statements that reflect Alcoa’s expectations, assumptions or projections about the future other than statements of historical fact are forward-looking statements, including, without limitation, forecasts concerning aluminum industry growth or other trend projections, anticipated financial results or operating performance, and statements regarding Alcoa’s strategies, objectives, goals, targets, outlook, and business and financial prospects. Forward-looking statements are subject to a number of risks, uncertainties and other factors and are not guarantees of future performance. Actual results, performance or outcomes may differ materially from those expressed in or implied by those forward-looking statements. Accordingly, you should not place undue reliance on such forward-looking statements. Any forward-looking statement made by us in this prospectus, any applicable prospectus supplement, any document we incorporate by reference or any free writing prospectus filed by us with the SEC speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Factors that could cause actual results to differ materially from those in forward-looking statements include those discussed under “Risk Factors” on page 5 of this prospectus and in our periodic reports referred to in “Where You Can Find More Information” above, including in the following sections of our Annual Report on Form 10-K for the year ended December 31, 2013: Part I, Item 1A (Risk Factors); Part II, Item 7 (Management’s Discussion and Analysis of Financial Condition and Results of Operations), including the disclosures under Segment Information and Critical Accounting Policies and Estimates; and Note N (Contingencies and Commitments) and Note X (Derivatives and Other Financial Instruments) to the Consolidated Financial Statements in Part II, Item 8 (Financial Statements and Supplementary Data), as the information in such sections may be updated from time to time by the documents incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of our earnings to fixed charges for the periods indicated:

	Six Months Ended June 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
Ratio of Earnings to Fixed Charges	(A)	(B)	1.4x	2.5x	1.7x	(C)

(A)	For the six months ended June 30, 2014, there was a deficiency of earnings to cover the fixed charges of $2.0 million.
(B)	For the year ended December 31, 2013, there was a deficiency of earnings to cover the fixed charges of $1.792 billion.
(C)	For the year ended December 31, 2009, there was a deficiency of earnings to cover the fixed charges of $1.594 billion.

The ratios include all earnings from continuing operations and fixed charges of Alcoa. Earnings have been calculated by (i) adding to (deducting from) income (loss) from continuing operations the following: the provision for income taxes; amortization of capitalized interest; interest expense, amortization of debt expense, and an amount representative of the interest factor in rentals; and the distributed income of less than 50% owned entities; and (ii) deducting from (adding to) income (loss) from continuing operations the following: benefit for income taxes; equity income of entities less than 50% owned; and the noncontrolling interests’ share in the pretax income of our majority-owned subsidiaries without fixed charges. Fixed charges consist of interest expense, amortization of debt expense, an amount representative of the interest factor in rentals, capitalized interest, and preferred stock dividend requirements of majority-owned subsidiaries.

A ratio of earnings to combined fixed charges and preference dividends is not presented as such ratio does not differ materially from the ratio of earnings to fixed charges presented above. At the time of a new issuance of preferred stock, a ratio of earnings to combined fixed charges and preference dividends will be provided in the related prospectus supplement or incorporated by reference therein from a Current Report on Form 8-K or other document filed under the Exchange Act.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, acquisitions, and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. Net proceeds may be temporarily invested prior to use. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement relating to the offering.

DESCRIPTION OF SENIOR DEBT SECURITIES

The following description sets forth certain general terms and provisions of the senior debt securities that Alcoa may offer under this prospectus. The particular terms of any senior debt securities and the extent, if any, to which the following general provisions may apply to any series of senior debt securities will be described in a prospectus supplement relating to the issuance of those senior debt securities. For purposes of this description, references to “Alcoa,” “the company,” “the issuer,” “we,” “our” and “us” refer only to Alcoa Inc. and do not include any of Alcoa’s current or future subsidiaries.

Senior debt securities may be issued, from time to time, in one or more series under the indenture dated as of September 30, 1993 (the “original indenture”) between Alcoa and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee, as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the first supplemental indenture dated as of January 25, 2007 (the “first supplemental indenture”) between Alcoa and the trustee, the second supplemental indenture dated as of July 15, 2008 (the “second supplemental indenture”) between Alcoa and the trustee, and the third supplemental indenture dated as of March 24, 2009 (the “third supplemental indenture”) between Alcoa and the trustee. The original indenture, the first supplemental indenture, the second supplemental indenture, and the third supplemental indenture are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. References in this prospectus to the trustee for our senior debt securities mean The Bank of New York Mellon Trust Company, N.A. The terms of the senior debt securities include those expressly set forth in the original indenture, as supplemented by the first supplemental indenture, the second supplemental indenture, and the third supplemental indenture (the original indenture as so supplemented, the “senior indenture”), and those made part of the senior indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). You may obtain a copy of the senior indenture from us without charge by the means described under “Where You Can Find More Information.”

The following summary of certain provisions of the senior indenture and the senior debt securities that may be offered under this prospectus is not meant to be complete. For more information, you should refer to the full text of the senior indenture and the senior debt securities, including the definitions of terms used and not defined in this prospectus.

General

The senior indenture does not limit the aggregate principal amount of senior debt securities that Alcoa may issue, whether under the senior indenture or any existing indenture or other indenture that Alcoa may enter into in the future or otherwise. Unless otherwise specified in a prospectus supplement relating to an offering of senior debt securities, the senior debt securities offered under this prospectus:

•	will be unsecured obligations of Alcoa;

•	may be issued under the senior indenture from time to time in one or more series up to the aggregate amount from time to time authorized by Alcoa for each series; and

•	will rank on a parity with all other unsecured and unsubordinated indebtedness of Alcoa.

A prospectus supplement will describe the following terms of any series of senior debt securities that Alcoa may offer:

•	the specific designation, aggregate principal amount being offered and purchase price;

•	any limit on the aggregate principal amount of such senior debt securities that Alcoa may issue;

•	whether the senior debt securities are to be issuable as registered securities or bearer securities or both, whether any of the senior debt securities are to be issuable initially in temporary global form and whether any of the senior debt securities are to be issuable in permanent global form;

•	the date(s) on which the principal is payable and any right to extend such date(s);

•	the rate(s) at which the senior debt securities being offered will bear interest or method of calculating any interest rate(s);

•	the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•	the regular record date for any interest payable on any senior debt securities being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global senior debt security on an interest payment date will be paid if other than in the manner described under “Temporary Global Securities” below;

•	the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described under “Payment and Paying Agents” below, and the manner in which any interest on any bearer security will be paid if other than in the manner described under “Payment and Paying Agents” below;

•	any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•	any mandatory or optional sinking fund or analogous provisions;

•	each office or agency where, subject to the terms of the senior indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the senior debt securities will be payable and each office or agency where, subject to the terms of the senior indenture as described below under “Form, Exchange, Registration and Transfer,” the senior debt securities may be presented for registration of transfer or exchange;

•	the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities may be redeemed, in whole or in part, at the option of Alcoa;

•	any obligation of Alcoa to redeem or purchase the senior debt securities at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the senior debt securities will be redeemed or purchased, in whole or in part, under such obligations;

•	the denominations in which any senior debt securities that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any senior debt securities that are bearer securities will be issuable, if other than the denomination of $5,000;

•	the currency, currencies or currency units of payment of principal of and any premium and interest on the senior debt securities and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding senior debt securities of the series;

•	any index used to determine the amount of payments of principal of and any premium and interest on the senior debt securities;

•	the portion of the principal amount of the senior debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	if other than the trustee, the person who will be the security registrar of the senior debt securities;

•	whether the senior debt securities will be subject to defeasance or covenant defeasance as described below under “Defeasance and Covenant Defeasance”;

•	any terms and conditions under which the senior debt securities of the series may be convertible into or exchangeable for other securities of Alcoa or another issuer;

•	whether the senior debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the senior indenture in which any such book-entry security may be transferred to, and registered and exchanged for senior debt securities registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•	any and all other terms, including any modifications of or additions to the events of default or covenants, and any terms that may be required by or advisable under applicable laws or regulations not inconsistent with the senior indenture;

•	whether the senior debt securities are issuable as a global security, and in such case, the identity of the depository;

•	any applicable material U.S. federal income tax consequences;

•	any other terms of the senior debt securities not inconsistent with the provisions of the senior indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the senior debt securities.

Senior debt securities may be issued at a substantial discount below their stated principal amount. Certain U.S. federal income tax considerations applicable to senior debt securities issued at a discount and to senior debt securities that are denominated in a currency other than U.S. dollars will be described in the applicable prospectus supplement.

Senior debt securities may also be issued under the senior indenture upon the exercise of warrants, in connection with a stock purchase contract or as part of a stock purchase unit. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units.”

Form, Exchange, Registration and Transfer

Senior debt securities may be issued in registered form or bearer form or both, as specified in the terms of the series. Senior debt securities will not be issued in bearer form after March 18, 2012. Unless otherwise indicated in an applicable prospectus supplement, definitive bearer securities will have interest coupons attached. (Section 201) Senior debt securities of a series may also be issuable in temporary and permanent global form. (Section 201) See “Permanent Global Securities” below.

In connection with its sale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), no bearer security, including a senior debt security in permanent global form, may be mailed or otherwise delivered to any location in the United States or its possessions. No bearer security other than a temporary global bearer security may be delivered, nor may interest be paid on any bearer security unless the person entitled to receive the bearer security or interest furnishes written certification, in the form required by the senior indenture, to the effect that such person:

•	is not a U.S. person;

•	is a foreign branch of a U.S. financial institution purchasing for its own account or for resale, or is a U.S. person who acquired the senior debt security through such a financial institution and who holds the senior debt security through such financial institution on the date of certification. In either of such cases, such financial institution must provide a certificate to Alcoa or the distributor selling the senior debt security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the U.S. Treasury Regulations thereunder; or

•	is a financial institution holding for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)).

A financial institution holding for purposes of resale during the restricted period, whether or not also satisfying the other two prongs of the above sentence, must certify that it has not acquired the senior debt security for purposes of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions. In the case of a bearer security in permanent global form, such certification must be given in connection with notation of a beneficial owner’s interest therein. (Section 303) See “Temporary Global Securities” below.

Senior debt securities may be presented for exchange as follows:

•	Registered securities will be exchangeable for other registered securities of the same series.

•	If senior debt securities have been issued as both registered securities and bearer securities, subject to certain conditions, holders may exchange bearer securities for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor.

•	Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest must be surrendered without the coupon relating to such date for payment of interest and interest will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the senior indenture.

•	Bearer securities will not be issued in exchange for registered securities.

•	Each bearer security other than a temporary global bearer security will bear a legend substantially to the following effect: “Any U.S. Person who holds this obligation will be subject to limitations under U.S. income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code.”

Registered securities may be presented for registration of transfer, with the form of transfer endorsed thereon duly executed, if so required by Alcoa or the trustee or any transfer agent, at the office of the security registrar or at the office of any transfer agent designated by Alcoa for that purpose with respect to any series of senior debt securities and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the senior indenture. Any transfer or exchange will be effected once the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. (Section 305)

If a prospectus supplement refers to any transfer agents, in addition to the security registrar, initially designated by Alcoa with respect to any series of senior debt securities, Alcoa may at any time rescind the designation of any additional transfer agent or approve a change in the location through which any transfer agent acts. If senior debt securities of a series are issuable solely as registered securities, Alcoa will be required to maintain a transfer agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Alcoa will be required to maintain, in addition to the security registrar, a transfer agent in a place of payment for the series located outside the United States. Alcoa may at any time designate additional transfer agents with respect to any series of senior debt securities. (Section 1002)

If debt securities of a series are redeemed in part, Alcoa will not be required to:

•	issue, register the transfer of or exchange senior debt securities of the series during a period beginning at the opening of business 15 days before any selection of senior debt securities of that series to be redeemed and ending at the close of business on:

•	if senior debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption, and

•	if senior debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption or, if senior debt securities of the series are also issuable as registered securities and there is no publication, the mailing of the relevant notice of redemption;

•	register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

•	exchange any bearer security called for redemption, except to exchange such bearer security for a registered security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

Payment and Paying Agents

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of the paying agent(s) designated by Alcoa from time to time. At the option of Alcoa, payment of any interest may instead be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest. (Section 307)

Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of paying agents outside the United States as Alcoa may designate from time to time by check or by transfer, at the option of the holder, to an account maintained by the payee with a bank located outside the United States. Unless otherwise indicated in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender outside the United States, to the paying agent, of the coupon relating to that interest payment date. (Section 1001) No payment with respect to any bearer security will be made at any office or agency of Alcoa in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of Alcoa’s paying agent in the Borough of Manhattan, the City of New York, if, but only if, payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

Unless otherwise indicated in an applicable prospectus supplement, the corporate trust office of the trustee in Pittsburgh, Pennsylvania will be designated as a paying agent for Alcoa for payments with respect to senior debt securities which are issuable solely as registered securities. Alcoa will maintain a paying agent outside of the United States for payments with respect to senior debt securities, subject to the limitations described above on bearer securities, which are issuable solely as bearer securities, or as both registered securities and bearer securities. Any paying agents outside the United States and any other paying agents in the United States initially designated by Alcoa for the senior debt securities will be named in an applicable prospectus supplement. Alcoa may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. If senior debt securities of a series are issuable solely as registered securities, Alcoa will be required to maintain a paying agent in each place of payment for the series. If senior debt securities of a series are issuable as bearer securities, Alcoa will be required to maintain:

•	a paying agent in the Borough of Manhattan, the City of New York, for payments with respect to any registered securities of the series and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise; and

•	a paying agent in a place of payment located outside the United States where senior debt securities of the series and any coupons appertaining thereto may be presented and surrendered for payment. If the senior debt securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange so requires, Alcoa will maintain a paying agent in London or Luxembourg or any other required city located outside the United States, as the case may be, for the senior debt securities of such series. (Section 1002)

All monies paid by Alcoa to a paying agent for the payment of principal of and any premium or interest on any senior debt security that remain unclaimed at the end of two years after such principal, premium or interest becomes due and payable will be repaid to Alcoa. Thereafter, the holder of any such senior debt security or any coupon may look only to Alcoa for payment. (Section 1003)

Book-Entry Securities

The senior debt securities of a series may be issued in the form of one or more registered securities that will be registered in the name of a depository or its nominee and bear a legend as specified in the senior indenture. These senior debt securities will be known as book-entry securities. Unless otherwise indicated in the applicable prospectus supplement, a book-entry security may not be registered for transfer or exchange to any person other than the depository or its nominee unless:

•	the depository notifies Alcoa that it is unwilling to continue as depository or ceases to be a clearing agency registered under the Exchange Act;

•	Alcoa executes and delivers to the trustee a company order that the transfer or exchange of the book-entry security will be registrable; or

•	there has occurred and is continuing an event of default, or an event that after notice or lapse of time, or both, would be an event of default, with respect to the senior debt securities evidenced by the book-entry security.

Upon the occurrence of any of the conditions specified above or other conditions as may be specified as contemplated by the senior indenture, the book-entry security may be exchanged for senior debt securities of the series registered in the names of, and the transfer of the book-entry security may be registered to, such persons, including persons other than the depository with respect to such series and its nominees, as the depository may direct.

The specific terms of the depository arrangement with respect to any portion of a series of registered book-entry securities to be represented by a book-entry security will be described in the applicable prospectus supplement. Alcoa expects that the following provisions will apply to depository arrangements.

Unless otherwise specified in the applicable prospectus supplement, senior debt securities that are to be represented by a book-entry security to be deposited with or on behalf of a depository will be represented by a book-entry security registered in the name of the depository or its nominee. Upon the issuance of a book-entry security, and the deposit of the book-entry security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the senior debt securities represented by the book-entry security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents of the senior debt securities or by Alcoa if the senior debt securities are offered and sold directly by Alcoa. Ownership of beneficial interests in a book-entry security will be limited to the institutions that have accounts with the depository or persons that may hold interests through the institutions. Ownership of beneficial interests by the institutions in the book-entry security will be shown on, and the transfer of that ownership interest will be effected only through, records maintained by the depository or its nominee for the book-entry security. Ownership of beneficial interests in the book-entry security by persons that hold through the institutions will be shown on, and the transfer of that ownership interest within the institution will be effected only through, records maintained by that institution. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in book-entry securities.

So long as the depository for a book-entry security, or its nominee, is the registered owner of that book-entry security, the depository or nominee, as the case may be, will be considered the sole owner or holder of the senior debt securities represented by the book-entry security for all purposes under the senior indenture. Unless otherwise specified in the applicable prospectus supplement, owners of beneficial interests in a book-entry security:

•	will not be entitled to have senior debt securities of the series registered in their names;

•	will not receive or be entitled to receive physical delivery of senior debt securities in certificated form; and

•	will not be considered the holders of debt securities for any purposes under the senior indenture. (Sections 204 and 305)

Accordingly, each person owning a beneficial interest in a book-entry security must rely on the procedures of the depository and, if such person does not have an account with the depository, on the procedures of the institution through which such person owns its interest, to exercise any rights of a holder under the senior indenture. The senior indenture provides that the depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action that a holder is entitled to give or take under the senior indenture. (Section 104) Alcoa understands that under existing industry practices, if Alcoa requests any action of holders, or if an owner of a beneficial interest in such book-entry security desires to give any notice or take any action a holder is entitled to give or take under the senior indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

Temporary Global Securities

If so specified in an applicable prospectus supplement, all or any portion of the senior debt securities of a series that are issuable as bearer securities may initially be represented by one or more temporary global senior debt securities, without interest coupons, to be deposited with a common depository in London for the Euroclear System (“Euroclear”) and Clearstream Banking Luxembourg S.A. (“Clearstream”) for credit to the designated accounts. On and after the date determined as provided in any temporary global senior debt security and described in an applicable prospectus supplement, each temporary global senior debt security will be exchanged for an interest in a permanent global bearer security as specified in an applicable prospectus supplement, but, unless otherwise specified in an applicable prospectus supplement, only upon receipt of:

•	written certification from Euroclear or Clearstream, as the case may be, in the form and to the effect required by the senior indenture (a “Depository Tax Certification”); and

•	written certification to Euroclear or Clearstream from the person entitled to receive such senior debt securities in the form and to the effect described above under “Form, Exchange, Registration and Transfer.”

No definitive bearer security, including a senior debt security in permanent global form that is either a bearer security or exchangeable for bearer securities, delivered in exchange for a portion of a temporary or permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Section 304)

Unless otherwise specified in an applicable prospectus supplement, interest in respect of any portion of a temporary global senior debt security payable in respect of an interest payment date occurring before the issuance of securities in permanent global form will be paid to each of Euroclear and Clearstream with respect to the portion of the temporary global senior debt security held for its account following the receipt by Alcoa or its agent of a Depository Tax Certification. Each of Euroclear and Clearstream will undertake in such circumstances to credit such interest received by it in respect of a temporary global senior debt security to the respective accounts for which it holds such temporary global senior debt security only upon receipt in each case of certification in the form and to the effect described under “Form, Exchange, Registration and Transfer” with respect to the portion of such temporary global senior debt security on which such interest is to be so credited. Receipt of the certification described in the preceding sentence by Euroclear or Clearstream, as the case may be, will constitute irrevocable instructions to Euroclear or Clearstream to exchange such portion of the temporary global senior debt security with respect to which such certification was received for an interest in a permanent global senior debt security.

Permanent Global Securities

If any senior debt securities of a series are issuable in permanent global form, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any such permanent global senior debt security may exchange their interests for senior debt securities of the series and of like tenor and principal amount in any authorized form and denomination. No bearer security delivered in exchange for a portion of a permanent global senior debt security may be mailed or otherwise delivered to any location in the United States in connection with the exchange. (Section 305)

A person having a beneficial interest in a permanent global senior debt security will, except with respect to payment of principal of and any premium and interest on the permanent global senior debt security, be treated as a holder of the principal amount of outstanding senior debt securities represented by the permanent global senior debt security as is specified in a written statement of:

•	the holder of the permanent global senior debt security, or

•	in the case of a permanent global senior debt security in bearer form, the operator of Euroclear or Clearstream,

which is produced to the trustee by such person. (Section 203)

Principal of and any premium and interest on a permanent global senior debt security will be payable in the manner described in the applicable prospectus supplement.

Certain Limitations

The senior indenture contains the covenants and limitations summarized below. These covenants and limitations will be applicable, unless waived or amended, so long as any of the senior debt securities are outstanding, unless stated otherwise in the prospectus supplement.

Liens. Alcoa covenants that it will not create, incur, assume or guarantee, and will not permit any Restricted Subsidiary to create, incur, assume or guarantee, any indebtedness for borrowed money secured by a mortgage, security interest, pledge, charge or similar encumbrance (“mortgages”) upon any Principal Property (as defined below) of Alcoa or any Restricted Subsidiary (as defined below) or upon any shares of stock or indebtedness of any Restricted Subsidiary without equally and ratably securing the senior debt securities. The foregoing restriction, however, will not apply to:

•	mortgages on property, shares of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary;

•	mortgages on property existing at the time of acquisition of such property by Alcoa or a Restricted Subsidiary or mortgages to secure the payment of all or any part of the purchase price of such property upon the acquisition or to secure any indebtedness incurred before, at the time of, or within 180 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof, or mortgages to secure the cost of improvements to such acquired property;

•	mortgages to secure indebtedness of a Restricted Subsidiary to Alcoa or another Restricted Subsidiary;

•	mortgages existing at the date of the senior indenture;

•	mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with Alcoa or a Restricted Subsidiary or at the time of a sale, lease, or other disposition of the properties of a corporation as an entirety or substantially as an entirety to Alcoa or a Restricted Subsidiary;

•	certain mortgages in favor of governmental entities; or

•	extensions, renewals or replacements of any mortgage referred to in the above listed exceptions. (Section 1009)

Notwithstanding the restrictions outlined in the preceding paragraph, Alcoa or any Restricted Subsidiary will be permitted to create, incur, assume or guarantee any indebtedness secured by a mortgage without equally and ratably securing the senior debt securities, if after giving effect thereto, the aggregate amount of all indebtedness so secured by mortgages, not including mortgages permitted under the listed exceptions above, does not exceed 15% of Consolidated Net Tangible Assets (as defined below). (Section 1009)

Sale and Leaseback Arrangements. Alcoa covenants that it will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing to Alcoa or any Restricted Subsidiary of Principal Property, where such Principal Property has been or is to be sold or transferred by Alcoa or such Restricted Subsidiary to such person, unless either:

•	Alcoa or such Restricted Subsidiary would be entitled to create, incur, assume or guarantee indebtedness secured by a mortgage on such Principal Property at least equal in amount to the Attributable Debt (as defined below) with respect to such arrangement, without equally and ratably securing the senior debt securities pursuant to the limitation in the senior indenture on liens; or

•	Alcoa applies an amount equal to the greater of the net proceeds of such sale or the Attributable Debt with respect to such arrangement to the retirement of indebtedness that matures more than twelve months after the creation of such indebtedness.

This restriction on sale and leaseback transactions does not apply to any transaction:

•	involving a lease for a term of not more than three years; or

•	between Alcoa and a Restricted Subsidiary or between Restricted Subsidiaries. (Section 1010)

Highly leveraged transactions. The senior indenture does not contain provisions that would afford protection to the holders of the senior debt securities in the event of a highly leveraged transaction involving Alcoa.

Certain Definitions

The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the senior indenture.

“Attributable Debt” when used in connection with a sale and leaseback transaction referred to above means, at the time of determination, the lesser of:

•	the fair value of such property as determined by Alcoa’s board of directors; or

•	the present value, discounted at the annual rate of 9%, compounded semi-annually, of the obligation of the lessee for net rental payments during the remaining term of the lease, including any period for which such lease has been extended.

“Consolidated Net Tangible Assets” means, as of any particular time, the aggregate amount of assets, less applicable reserves and other properly deductible items, adjusted for inventories on the basis of cost, before application of the “last-in first-out” method of determining cost, or current market value, whichever is lower, and deducting therefrom:

•	all current liabilities except for:

•	notes and loans payable,

•	current maturities of long-term debt, and

•	current maturities of obligations under capital leases; and

•	all goodwill, tradenames, patents, unamortized debt discount and expenses, to the extent included in such aggregate amount of assets, and other like intangibles, all as set forth on the most recent consolidated balance sheet of Alcoa and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Principal Property” means any manufacturing plant or manufacturing facility that is:

•	owned by Alcoa or any Restricted Subsidiary; and

•	located within the continental United States of America.

However, any plant that, in the opinion of Alcoa’s board of directors, is not of material importance to the total business conducted by Alcoa and the Restricted Subsidiaries taken as a whole will not constitute a Principal Property.

“Restricted Subsidiary” means any Subsidiary substantially all the property of which is located within the continental United States, but excluding any Subsidiary that:

•	is principally engaged in leasing or in financing receivables, or

•	is principally engaged in financing Alcoa’s operations outside the continental United States, or

•	principally serves as a partner in a partnership.

“Subsidiary” means any corporation of which more than 50% of the outstanding stock having the voting power to elect a majority of the board of directors of such corporation as at the time is owned, directly or indirectly, by Alcoa or by one or more Subsidiaries.

Events of Default

Unless otherwise provided in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to senior debt securities:

(a)	failure to pay any interest when due, and this failure continues for 30 days;

(b)	failure to pay any principal or premium when due;

(c)	failure to deposit any sinking fund payment when due and this failure continues for 30 days;

(d)	failure to perform any other covenant of Alcoa in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), and this failure continues for 90 days after written notice as provided in the senior indenture;

(e)	default resulting in acceleration of any indebtedness for money borrowed by Alcoa in a principal amount in excess of $50,000,000 under the terms of the instrument(s) under which such indebtedness is issued or secured if such acceleration is not rescinded or annulled within 10 days after written notice as provided in the senior indenture, provided that, the resulting event of default under the senior indenture will be cured or waived if such other default is cured or waived;

(f)	certain events in bankruptcy, insolvency or reorganization involving Alcoa; and

(g)	any other event of default provided with respect to senior debt securities of a series. (Section 501)

Because the applicable threshold amount of indebtedness the acceleration of which would give rise to an event of default under the senior indenture is lower for each series of senior debt securities issued under the senior indenture before January 25, 2007 (the date of the first supplemental indenture), the acceleration of outstanding indebtedness of Alcoa may constitute an event of default with respect to one or more of such previously issued series, but may not constitute an event of default under the respective terms of any series of senior debt securities issued after the date of the first supplemental indenture.

If an event of default with respect to senior debt securities occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series by notice as provided in the senior indenture may declare the principal amount (or, if the senior debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of all the senior debt securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to senior debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

Subject to the duty of the trustee during default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request or direction of any of the holders, unless such holders have offered to the trustee reasonable indemnity. (Sections 601 and 603)

The holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the senior debt securities of that series. (Section 512)

Conversion and Exchange Rights

The senior debt securities of any series may be convertible into or exchangeable for other securities of Alcoa or another issuer on the terms and subject to the conditions set forth in the applicable prospectus supplement.

Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement with respect to the senior debt securities of a series, Alcoa, at its option:

(a)	will be discharged from any and all obligations in respect of the senior debt securities of that series, except for certain obligations to:

•	issue temporary senior debt securities pending preparation of definitive senior debt securities,

•	register the transfer or exchange of senior debt securities of such series,

•	replace stolen, lost or mutilated senior debt securities of such series, and

•	maintain paying agents and hold monies for payment in trust,

or

(b)	need not comply with the covenants that are set forth above under “Certain Limitations” and below under “Consolidation, Merger and Sale of Assets,” and the occurrence of an event described under clause (d) of “Events of Default” with respect to any defeased covenant and clauses (e) and (g) of “Events of Default” (see above) will no longer be events of default, if, in each case, Alcoa irrevocably deposits with the trustee, in trust, money and/or U.S. government obligations that through the scheduled payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal of and any premium and interest on the senior debt securities of such series on the dates such payments are due, which may include one or more redemption dates designated by Alcoa, in accordance with the terms of the senior indenture and the senior debt securities. (Sections 1301, 1302, 1303 and 1304) The trust may only be established if, among other things:

•	no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under the senior indenture has occurred and is continuing on the date of such deposit, and no event of default, or event that with the giving of notice or lapse of time, or both, would become an event of default, under clause (f) of “Events of Default” (see above) has occurred and is continuing at any time during the period ending on the 91st day following such date of deposit, and

•	Alcoa has delivered an opinion of counsel based, in the event of a defeasance of the type described in clause (a) above, upon a ruling from the Internal Revenue Service or a change in applicable U.S. federal income tax law from the date of the senior indenture, to the effect that the holders of the senior debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be subject to U.S. federal income tax in the same manner as if such defeasance had not occurred. (Section 1304)

If Alcoa omits to comply with its remaining obligations under the senior indenture after a defeasance of the senior indenture with respect to the senior debt securities of any series as described under clause (b) above and the senior debt securities of such series are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. government obligations on deposit with the trustee may be insufficient to pay amounts due on the senior debt securities of such series at the time of the acceleration resulting from such event of default. However, Alcoa will remain liable in respect of such payments.

Meetings, Modification and Waiver

Alcoa and the trustee may make modifications and amendments of the senior indenture with the consent of the holders of not less than 50% in aggregate principal amount of the outstanding senior debt securities of each series affected by the modification or amendment. However, Alcoa and the trustee may not make any of the following modifications or amendments without the consent of the holder of each outstanding senior debt security affected:

•	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any senior debt security;

•	reduce the principal amount of, or premium or interest on, any senior debt security;

•	change any obligation of Alcoa to pay additional amounts;

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof;

•	change the coin or currency in which any senior debt security or any premium or interest thereon is payable;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any senior debt security;

•	reduce the percentage in principal amount of outstanding senior debt securities of any series, the consent of whose holders is required for modification or amendment of the senior indenture or for waiver of compliance with certain provisions of such senior indenture or for waiver of certain defaults;

•	reduce the requirements contained in the senior indenture for quorum or voting;

•	change any obligation of Alcoa to maintain an office or agency in the places and for the purposes required by the senior indenture; or

•	modify any of the above provisions. (Section 902)

The holders of at least 50% of the outstanding senior debt securities of a series may waive compliance by Alcoa with certain restrictive provisions of the senior indenture. (Section 1012)

The holders of not less than a majority in aggregate principal amount of the outstanding senior debt securities of each series may, on behalf of all holders of senior debt securities of that series and any coupons appertaining thereto, waive any past default under the senior indenture with respect to senior debt securities of that series, except a default:

•	in the payment of principal of, or any premium or interest on, any senior debt security of the series; and

•	in respect of a covenant or provision of the senior indenture that cannot be modified or amended without the consent of the holder of each outstanding senior debt security of the series affected. (Section 513)

In determining whether the holders of the requisite principal amount of the outstanding senior debt securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of holders of senior debt securities for quorum purposes:

•	the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of its principal that would be due and payable as of the date of such determination upon acceleration of its maturity;

•

the principal amount of a senior debt security denominated in a foreign currency or currencies will be the U.S. dollar equivalent, determined on the date of original issuance of that security, of the principal amount of the senior debt security (or, in the case of an original issue discount security, the U.S. dollar equivalent, determined on the date of original issuance of the senior debt security, of the amount determined as provided above); and

•	senior debt securities owned by Alcoa or an affiliate of Alcoa will not be deemed outstanding. (Section 101)

The senior indenture contains provisions for convening meetings of the holders of senior debt securities of a series if senior debt securities of that series are issuable as bearer securities. (Section 1401) A meeting may be called at any time by the trustee, and also, upon request, by Alcoa or the holders of at least 10% in principal amount of the outstanding senior debt securities of a series, in any case upon notice given in accordance with “Notices” below. (Section 1402)

To be entitled to vote at any meeting of holders of senior debt securities of any series, a person must be:

•	a holder of one or more outstanding senior debt securities of the series; or

•	a person appointed by an instrument in writing as proxy of a holder, including proxies given to beneficial owners of book-entry securities by the depository or its nominee. (Section 1403)

Except for any consent that must be given by the holder of each outstanding senior debt security affected thereby, as described above,

•	any resolution presented at a meeting or adjourned meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding senior debt securities of that series; and

•	any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of outstanding senior debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding senior debt securities of that series.

Any resolution passed or decision taken at any meeting of holders of senior debt securities of any series duly held in accordance with the senior indenture will be binding on all holders of senior debt securities of that series and the related coupons.

The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding senior debt securities of a series. (Section 1404)

Consolidation, Merger, Sale of Assets and Other Transactions

Alcoa may, without the consent of the holders of any of the outstanding senior debt securities under the senior indenture, consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any person that is a corporation, partnership or trust organized and validly existing under the laws of any domestic jurisdiction, or may permit any such person to consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, provided that:

•	any successor person assumes Alcoa’s obligations on the senior debt securities and under the senior indenture;

•	after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, has occurred and is continuing; and

•	certain other conditions are met. (Section 801)

Notices

Except as otherwise provided in the senior indenture, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such senior debt securities and described in the applicable prospectus supplement. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register. (Sections 101 and 106)

Title

Title to any bearer securities and any coupons will pass by delivery. Alcoa, the trustee and any agent of Alcoa or the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the absolute owner thereof, whether or not the senior debt security or coupon is overdue and notwithstanding any notice to the contrary, for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

Alcoa will replace any mutilated senior debt security or a senior debt security with a mutilated coupon at the expense of the holder upon surrender of the senior debt security to the security registrar.

Alcoa will replace senior debt securities or coupons that become destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the senior debt security and coupons or evidence of the destruction, loss or theft thereof satisfactory to Alcoa and the trustee. If any coupon becomes destroyed, stolen or lost, that coupon will be replaced by issuance of a new senior debt security in exchange for the senior debt security to which that coupon is attached. In the case of a destroyed, lost or stolen senior debt security or coupon, an indemnity satisfactory to the trustee and Alcoa may be required at the expense of the holder of such senior debt security or coupon before a replacement senior debt security will be issued. (Section 306)

Governing Law

The senior indenture, the senior debt securities and the coupons will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act applies. (Section 113)

Regarding the Trustee

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture relating to the senior debt securities. The trustee has, and certain of its affiliates may have, from time to time, commercial and investment banking relationships (including other trusteeships) with us and certain of our affiliates in the ordinary course of business.

The trustee under the senior indenture or its affiliates, from time to time, may make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under the senior indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

DESCRIPTION OF SUBORDINATED DEBT SECURITIES

The following description sets forth certain general terms and provisions of the subordinated debt securities that Alcoa may offer under this prospectus. The particular terms of the subordinated debt securities and the extent, if any, to which the following general provisions may apply to the subordinated debt securities will be described in a prospectus supplement related to the issuance of those subordinated debt securities. For purposes of this description, references to “Alcoa,” “the company,” “the issuer,” “we,” “our” and “us” refer only to Alcoa Inc. and do not include any of Alcoa’s current or future subsidiaries.

The subordinated debt securities may be issued under an indenture between Alcoa and The Bank of New York Mellon Trust Company, N.A., as trustee, or such other trustee that is named in a prospectus supplement (the “subordinated indenture”). The form of the subordinated indenture is filed as an exhibit to the registration statement of which this prospectus is a part. The following summary of certain provisions of the subordinated indenture and the subordinated debt securities is not meant to be complete. For more information, you should refer to the full text of the subordinated indenture and the subordinated debt securities, including the definitions of terms used and not defined in this prospectus or the related prospectus supplement.

General

The subordinated debt securities will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt (as defined below) of Alcoa. The subordinated indenture does not limit the incurrence or issuance of other secured or unsecured debt of Alcoa, whether under the subordinated indenture or any existing or other indenture that Alcoa may enter into in the future or otherwise. See “Subordination” below.

The subordinated debt securities will not be subject to any sinking fund provision.

A prospectus supplement will describe the following terms of any series of subordinated debt securities that Alcoa may offer:

•	the specific designation, aggregate principal amount being offered and purchase price;

•	any limit on the aggregate principal amount of such subordinated debt securities that Alcoa may issue;

•	whether the subordinated debt securities are to be issuable as registered securities or bearer securities or both, whether any of the subordinated debt securities are to be issuable initially in temporary global form and whether any of the subordinated debt securities are to be issuable in permanent global form;

•	the date(s) on which the principal is payable and any right to extend such date(s);

•	the rate(s) at which the subordinated debt securities being offered will bear interest or method of calculating any interest rate(s);

•	the date(s) from which interest will accrue, or the manner of determination of interest payment dates;

•	the regular record date for any interest payable on any subordinated debt securities being offered which are registered securities on any interest payment date and the extent to which, or the manner in which, any interest payable on a temporary global subordinated debt security on an interest payment date will be paid;

•	the person to whom any interest on any registered security of the series will be payable if other than the person in whose name the registered security is registered at the close of business on the regular record date for the interest as described below under “Payment and Paying Agents,” and the manner in which any interest on any bearer security will be paid;

•	any right to defer payments of interest by extending the interest payment periods and the duration of such extensions;

•	each office or agency where, subject to the terms of the subordinated indenture as described below under “Payment and Paying Agents,” the principal of and any premium and interest on the subordinated debt securities will be payable and each office or agency where the subordinated debt securities may be presented for registration of transfer or exchange;

•	the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the subordinated debt securities may be redeemed, in whole or in part, at the option of Alcoa;

•	any obligation of Alcoa to redeem or purchase the subordinated debt securities at the option of the holder thereof and the date(s) after which and the period(s) within which, the price(s) at which and the terms and conditions upon which the subordinated debt securities will be redeemed or purchased, in whole or in part, under such obligations;

•	the denominations in which any subordinated debt securities that are registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any subordinated debt securities that are bearer securities will be issuable, if other than the denomination of $5,000;

•	the currency, currencies or currency units of payment of principal of and any premium and interest on the subordinated debt securities and the manner of determining the U.S. dollar equivalent for purposes of determining outstanding subordinated debt securities of the series;

•	any index used to determine the amount of payments of principal of and any premium and interest on the subordinated debt securities;

•	the portion of the principal amount of the subordinated debt securities, if other than the principal amount, payable upon acceleration of maturity;

•	if other than the trustee, the person who will be the security registrar of the subordinated debt securities;

•	whether the subordinated debt securities will be subject to defeasance or covenant defeasance;

•	any terms and conditions under which the subordinated debt securities of the series may be convertible into or exchangeable for other securities of Alcoa or another issuer;

•	whether the subordinated debt securities of the series will be issuable in whole or in part in the form of one or more book-entry securities and, in such case, the depository or depositories for such book-entry debt security or book-entry securities and any circumstances other than those set forth in the subordinated indenture in which any such book-entry security may be transferred to, and registered and exchanged for subordinated debt securities registered in the name of, a person other than the depository for such book-entry security or a nominee thereof and in which any such transfer may be registered;

•	any and all other terms, including any modifications of or additions to the events of default or covenants, and any terms that may be required by or advisable under applicable laws or regulations not inconsistent with the subordinated indenture;

•	whether the subordinated debt securities are issuable as a global security, and in such case, the identity of the depository;

•	the subordination terms of the subordinated debt securities;

•	any applicable material U.S. federal income tax consequences;

•	any other terms of the subordinated debt securities not inconsistent with the provisions of the subordinated indenture (Section 301); and

•	any special provisions for the payment of additional amounts with respect to the subordinated debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the subordinated debt securities will be issued in U.S. dollars in fully registered form without coupons. No service charge will be made for any transfer or exchange of any subordinated debt securities, but Alcoa may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

Subordinated debt securities may also be issued under the subordinated indenture upon the exercise of warrants, in connection with a stock purchase contract or as part of a stock purchase unit. See “Description of Warrants” and “Description of Stock Purchase Contracts and Stock Purchase Units.”

Global Securities

If any subordinated debt securities are represented by one or more global securities, the applicable prospectus supplement will describe any circumstances under which beneficial owners of interests in any global security may exchange those interests for subordinated debt securities of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a global security will be payable in the manner described in the applicable prospectus supplement.

The specific terms of the depository arrangement regarding any portion of subordinated debt securities to be represented by a global security will be described in the applicable prospectus supplement.

Payment and Paying Agents

Payments on subordinated debt securities represented by a global security will be made to the depository for the subordinated debt securities. If subordinated debt securities are issued in definitive form, then the following will take place at the corporate office of the trustee in Pittsburgh, Pennsylvania or at the office of such paying agent(s) as Alcoa may designate:

•	payment of principal of and any premium and interest on the subordinated debt securities;

•	registration of the transfer of the subordinated debt securities; and

•	the exchange of the subordinated debt securities into subordinated debt securities of other denominations of a like aggregate principal amount.

However, at the option of Alcoa, payment of any interest may be made:

•	by check mailed to the address of the person entitled thereto as such address appears in the securities register; or

•	by wire transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the regular record date.

Payment of any interest on subordinated debt securities will be made to the person in whose name the subordinated debt securities are registered at the close of business on the regular record date for the interest, except in the case of defaulted interest. Unless otherwise set forth in the applicable prospectus supplement, the regular record date for the interest payable on any interest payment date will be the 15th day, whether or not a business day, next preceding such interest payment date. Alcoa may at any time designate additional paying agents or rescind the designation of any paying agent. (Section 2.3)

Any monies deposited with the trustee or any paying agent or then held by Alcoa in trust for the payment of the principal of and any premium or interest on any subordinated debt securities and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable will, at the request of Alcoa, be repaid to Alcoa. Thereafter, the holder of such subordinated debt securities may look, as a general unsecured creditor, only to Alcoa for payment. (Section 10.3)

Modification of Indenture

Alcoa and the trustee may, without the consent of the holders of subordinated debt securities, amend, waive or supplement the subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies, provided that any such action does not materially adversely affect the interest of the holders of the subordinated debt securities; and

•	qualifying, or maintaining the qualification of, the subordinated indenture under the Trust Indenture Act. (Section 9.1)

Alcoa and the trustee may, with the consent of the holders of not less than a majority in principal amount of the outstanding subordinated debt securities, modify the subordinated indenture in a manner affecting the rights of the holders of the subordinated debt securities. However, no such modification may, without the consent of the holder of each outstanding subordinated debt security so affected:

•	change the stated maturity of the subordinated debt securities;

•	reduce the principal amount thereof;

•	reduce the rate or extend the time of payment of interest thereon, other than deferrals of the payments of interest during any extension period as described in any applicable prospectus supplement;

•	reduce the premium payable upon redemption;

•	impair any right to institute suit for the enforcement of any such payment;

•	adversely affect the subordination provisions of the subordinated indenture or any right to convert or exchange any subordinated debt securities; or

•	reduce the percentage of principal amount of subordinated debt securities, the holders of which are required to consent to any such modification of the subordinated indenture. (Section 9.2)

Events of Default

Any one or more of the following described events that has occurred and is continuing constitutes an event of default with respect to the subordinated debt securities:

(a)	failure for 30 days to pay any interest when due (subject to the deferral of any due date in the case of an extension period);

(b)	failure to pay any principal or premium when due whether at maturity, upon redemption, by declaration or otherwise;

(c)	failure by Alcoa to deliver securities upon an appropriate election by holders of subordinated debt securities to convert their subordinated debt securities into those securities;

(d)	failure to observe or perform certain other covenants contained in the subordinated indenture for 90 days after written notice to Alcoa from the trustee or to the trustee and Alcoa from the holders of at least 25% in aggregate outstanding principal amount of the subordinated debt securities; or

(e)	certain events in bankruptcy, insolvency or reorganization of Alcoa. (Section 5.1)

The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee consistent with the subordinated indenture with respect to the subordinated debt securities of that series. (Section 5.12)

If an event of default with respect to subordinated debt securities occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding subordinated debt securities of that series may declare the principal of all of the subordinated debt securities of that series due and payable immediately. At any time after a declaration of acceleration with respect to subordinated debt securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the trustee, the holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of that series may annul and rescind such declaration if the default, other than the non-payment of the principal of the subordinated debt securities which has become due solely by such acceleration, has been cured or waived, and a sum sufficient to pay all matured installments of interest and principal due, otherwise than by acceleration, has been deposited with the trustee. (Section 5.2)

The holders of a majority in aggregate outstanding principal amount of the subordinated debt securities of any series may, on behalf of the holders of all the subordinated debt securities of that series, waive any past default under the subordinated indenture with respect to that series. However, they may not waive:

•	a default in the payment of principal or interest, unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the trustee; or

•	a default in respect of a covenant or provision that under the subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding subordinated debt security. (Section 5.13)

Alcoa is required to file annually with the trustee a certificate as to whether or not Alcoa is in compliance with all the conditions and covenants applicable to it under the subordinated indenture. (Section 10.5)

Consolidation, Merger, Sale of Assets and Other Transactions

Alcoa may not consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, and no person may consolidate with or merge into Alcoa or convey, transfer or lease its properties and assets substantially as an entirety to Alcoa, unless:

•	if Alcoa consolidates with or merges into another person or conveys, transfers or leases its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes Alcoa’s obligations on the subordinated debt securities and under the subordinated indenture;

•	immediately after giving effect thereto, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, has happened and is continuing; and

•	certain other conditions as prescribed in the subordinated indenture are met. (Section 8.1)

Highly Leveraged Transactions

The general provisions of the subordinated indenture do not afford holders of the subordinated debt securities protection in the event of a highly leveraged or other transaction involving Alcoa that may adversely affect holders of the subordinated debt securities.

Satisfaction and Discharge

The subordinated indenture will cease to be of further effect, and Alcoa will be deemed to have satisfied and discharged the subordinated indenture, when, among other things:

•	all subordinated debt securities not previously delivered to the trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year; and

•	Alcoa irrevocably deposits or causes to be deposited with the trustee, as trust funds, money and/or U.S. government obligations sufficient to pay and discharge the entire indebtedness on the subordinated debt securities for the principal and any premium, interest and other sums payable under the subordinated indenture on the dates such payments are due. (Section 4.1)

Subordination

Any subordinated debt securities issued under the subordinated indenture will be subordinate and junior in right of payment to all Senior Debt (as defined below) of Alcoa whether existing at the date of the subordinated indenture or subsequently incurred. Upon any payment or distribution of assets of Alcoa to creditors upon any:

•	liquidation;

•	dissolution;

•	winding-up;

•	reorganization;

•	assignment for the benefit of creditors;

•	marshaling of assets or any bankruptcy;

•	insolvency; or

•	debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of Alcoa,

the holders of Senior Debt will first be entitled to receive payment in full of principal of and any premium and interest on such Senior Debt before the holders of the subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of and any premium or interest on the subordinated debt securities. (Sections 12.1 and 12.2)

Upon the acceleration of the maturity of any subordinated debt securities, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of or any premium or interest on the subordinated debt securities. (Section 12.1)

No payments on account of principal, or any premium or interest, in respect of the subordinated debt securities may be made if:

•	there has occurred and is continuing a default in any payment with respect to Senior Debt;

•	there has occurred and is continuing an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof; or

•	any judicial proceeding is pending with respect to any such default or event of default with respect to any Senior Debt. (Section 12.3)

Certain Definitions

The following are definitions of certain capitalized words used in this summary. These and other definitions are set forth in their entirety in the subordinated indenture.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

•	every obligation of such person for money borrowed;

•	every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of such person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such person;

•	every obligation of such person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of such person; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or for which such person is responsible or liable, directly or indirectly, as obligor or otherwise.

“Senior Debt” means the principal of, and any premium and interest, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Alcoa, whether or not such claim for post-petition interest is allowed in such proceeding, on Debt of Alcoa, whether incurred on, before or after the date of the subordinated indenture, unless the instrument creating or evidencing the Debt or under which the Debt is outstanding provides that obligations created by it are not superior in right of payment to the subordinated debt securities.

The subordinated indenture will place no limitation on the amount of additional Senior Debt that may be incurred by Alcoa.

Governing Law

The subordinated indenture is governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent that the Trust Indenture Act applies. (Section 1.12)

Information Concerning the Trustee

Unless otherwise indicated in an applicable prospectus supplement, The Bank of New York Mellon Trust Company, N.A. will be the trustee under the subordinated indenture. The trustee is not obligated to exercise any of its powers under the subordinated indenture at the request of any holder of subordinated debt securities, unless the holder offers to indemnify the trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 6.3)

The Bank of New York Mellon Trust Company, N.A. is the trustee under the senior indenture relating to our senior debt securities. The Bank of New York Mellon Trust Company, N.A. has, and certain of its affiliates may have from time to time, commercial and investment banking relationships (including other trusteeships) with us and certain of our affiliates in the ordinary course of business.

The trustee under the subordinated indenture or its affiliates, from time to time, may make loans to us and perform other services for us in the normal course of business. Under the provisions of the Trust Indenture Act, upon the occurrence of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act), the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust Indenture Act, an indenture trustee shall be deemed to have a conflicting interest, among other things, if the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

DESCRIPTION OF PREFERRED STOCK

Alcoa’s Articles of Incorporation, as amended, authorize Alcoa to issue two classes of preferred stock:

•	up to 660,000 shares of $3.75 Cumulative Preferred Stock, par value $100.00 per share (“Class A Stock”); and

•	up to 10,000,000 shares of Class B Serial Preferred Stock, par value $1.00 per share (“Class B Stock”).

As of June 30, 2014, Alcoa had 546,024 shares of Class A Stock outstanding and no shares of Class B Stock outstanding. No additional shares of Class A Stock may be issued. Alcoa initiated in 1989 an ongoing program to purchase and retire shares of Class A Stock.

The following is a description of Class A Stock and certain general terms and provisions of Class B Stock. The specific terms of a particular series of Class B Stock will be described in the related prospectus supplement. The terms of any series of Class B Stock as set forth in a prospectus supplement may differ from the terms set forth below. The following description of Class A Stock, Class B Stock and the description of the terms of a particular series of Class B Stock set forth in the applicable prospectus supplement are not meant to be complete. For more information, you should refer to Alcoa’s Articles of Incorporation and Statement with Respect to Shares relating to such series of Class B Stock, which will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

General

The board of directors of Alcoa may authorize the issuance of shares of Class B Stock in one or more series and may fix the specific number of shares and, subject to Alcoa’s Articles of Incorporation, the relative rights and preferences of any such series so established. All shares of preferred stock must be identical, except with respect to the following relative rights and preferences, any of which may vary between different series:

•	the rate of dividend, including the date from which dividends will be cumulative, whether such dividend rate will be fixed or variable and the methods, procedures and formulas for the recalculation or periodic resetting of any variable dividend rate;

•	the price at, and the terms and conditions on, which shares may be redeemed;

•	the amounts payable on shares in the event of voluntary or involuntary liquidation;

•	sinking fund provisions for the redemption or purchase of shares in the event shares of any series of preferred stock are issued with sinking fund provisions; and

•	the terms and conditions on which the shares of any series may be converted in the event the shares of any series are convertible.

Each share of any series of Class B Stock will be identical with all other shares of the same series, except as to the date from which dividends will be cumulative.

The prospectus supplement will set forth the following specific terms regarding the series of Class B Stock it offers:

•	the designation, number of shares and liquidation preference per share;

•	the initial public offering price;

•	the dividend rate(s), or the method of determining the dividend rate(s);

•	any index upon which the amount of any dividends is determined;

•	the dates on which any dividends will accrue and be payable, whether dividends will be cumulative, and the designated record dates for determining the holders entitled to dividends;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	provisions for issuance of global securities;

•	the currency, which may be a composite currency, in which payment of any dividends will be payable if other than U.S. dollars;

•	any voting rights, except as otherwise required by law; and

•	any additional terms, preferences or rights and qualifications, limitations or restrictions.

The shares of Class B Stock will, when issued, be fully paid and nonassessable and will have no preemptive rights.

The transfer agent, registrar, dividend disbursing agent and redemption agent for the Class B Stock will be specified in the related prospectus supplement.

Dividends

The holders of Class A Stock are entitled to receive, when and as declared by Alcoa’s board of directors, out of legally available funds, cumulative cash dividends at the annual rate of $3.75 per share, payable quarterly on the first day of January, April, July and October in each year.

The holders of the Class B Stock of each series will be entitled to receive, when, as and if declared by Alcoa’s board of directors, out of legally available funds, cumulative cash or other dividends at such rate(s) and on such dates as the board of directors determines. The applicable prospectus supplement will set forth this dividend right. Rates may be fixed or variable or both. Alcoa’s board of directors may not declare dividends in respect of any dividend period on any series of Class B Stock unless all accrued dividends and the current quarter yearly dividend on the Class A Stock are paid in full or the board contemporaneously declares and sets apart such Class A Stock dividends. If Alcoa has not declared and paid or set apart the full cumulative dividends on shares of a series of Class B Stock, dividends thereon will be declared and paid pro rata to the holders of the series. Alcoa will not pay interest on any dividend payment on the Class A Stock or the Class B Stock which is in arrears.

If Alcoa has not declared and paid or set apart when due full cumulative dividends on any class or series of Class A Stock or Class B Stock, including the current quarter yearly dividend for shares of Class A Stock, Alcoa may not declare or pay any dividends on, or make other distributions on or make payment on account of the purchase, redemption, or other retirement, of Alcoa common stock. No restriction applies to Alcoa’s repurchase or redemption of Class A Stock or Class B Stock while there is any arrearage in the payment of dividends or any applicable sinking fund installments on Class A Stock or Class B Stock.

Redemption

Alcoa may redeem all or any part of the Class A Stock at any time at the option of its board of directors. Such redemption will be at par, plus accrued dividends. Alcoa must publish notice of such redemption in daily newspapers of general circulation in New York, New York and in Pittsburgh, Pennsylvania, as well as by mail to each record holder. Alcoa must give such notice not less than 30 days nor more than 60 days before the date fixed for redemption. If Alcoa redeems only part of the Class A Stock, Alcoa will select the shares to be redeemed pro rata or by lot, as Alcoa’s board of directors determines.

If notice of redemption has been given, from and after the redemption date for the shares of Class A Stock called for redemption, the following will occur, unless Alcoa fails to provide funds for payment of the redemption price:

•	dividends on the shares of Class A Stock called for redemption will cease to accrue;

•	such shares will no longer be deemed to be outstanding; and

•	holders will have no further rights as shareholders of Alcoa, except the right to receive the redemption price.

Holders will receive the redemption price for the Class A Stock when they surrender the certificates representing such shares in accordance with the redemption notice (including being properly endorsed or assigned for transfer, if Alcoa’s board of directors so requires and the notice so states). If Alcoa redeems fewer than all of the shares represented by any certificate, Alcoa will issue a new certificate representing the unredeemed shares, at no cost to the certificate holder. All shares of Class A Stock which Alcoa redeems will be cancelled and not reissued.

The terms and conditions under which all or any part of any series of the Class B Stock may be redeemed will be established by Alcoa’s board of directors before Alcoa issues such series of Class B Stock. Unless Alcoa’s board of directors determines otherwise, all shares of Class B Stock which Alcoa redeems or otherwise acquires will return to the status of authorized but unissued shares.

Liquidation Preference

Upon any liquidation, dissolution or winding up of Alcoa, each holder of Class A Stock will be entitled to receive, out of the assets of Alcoa available for distribution to shareholders, $100 per share plus accrued and unpaid dividends, before any distribution of assets is made to or set apart for the holders of Class B Stock or common stock.

Upon any liquidation, dissolution or winding up of Alcoa, the holders of shares of each series of Class B Stock will be entitled to receive, out of the assets of Alcoa available for distribution to shareholders, an amount fixed by the board of directors plus any accrued and unpaid dividends, before any distribution is made or set apart for holders of common stock, as described in the prospectus supplement relating to the series of Class B Stock. If Alcoa’s assets are insufficient to pay the full amount payable on shares of each series of Class B Stock in any case of liquidation, dissolution or winding up of Alcoa, the holders of shares of the series of Class B Stock will share ratably in any such distribution of assets of Alcoa in proportion to the full respective preferential amounts to which they are entitled. Once holders of shares of the series of Class B Stock are paid the full preferential amounts to which they are entitled, they will not be entitled to participate any further in any distribution of assets by Alcoa, unless indicated otherwise in the applicable prospectus supplement. A consolidation or merger of Alcoa with one or more corporations will not be deemed to be a liquidation, dissolution or winding up of Alcoa.

Conversion and Exchange Rights

Class A Stock is not convertible or exchangeable for common stock. Any terms on which shares of any series of Class B Stock are convertible into or exchangeable for common stock will be set forth in the related prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of Alcoa.

Voting Rights

Except as indicated below or in the related prospectus supplement for a particular series of Class B Stock, or except as expressly required by applicable law, the holders of Class A Stock and Class B Stock will not be entitled to vote.

Pennsylvania law requires that holders of outstanding shares of a particular class or series of stock be entitled to vote as a class on an amendment to the Articles of Incorporation that would do any of the following:

•	authorize Alcoa’s board of directors to fix and determine the relative rights and preferences as between any series of any preferred stock or special class of stock;

•	change the preferences, limitations or other special rights of the shares of a class or series in a manner which is adverse to that class or series;

•	authorize a new class or series of shares which has a preference as to dividends or assets which is senior to that of shares of a particular class or series; or

•	increase the number of authorized shares of any particular class or series which has a preference as to dividends or assets which is senior in any respect to the shares of such class or series.

The board of directors, under Alcoa’s Articles of Incorporation, may limit or eliminate the voting rights applicable to any series of Class B Stock before the issuance of such series, except as otherwise required by law. Any one or more series of the Class B Stock may be issued with such additional voting rights, which will be exercisable only during extended periods of dividend arrearages, as the board of directors may determine in order to qualify such series for listing on a recognized stock exchange. Such rights may only be granted if there are no shares of Class A Stock outstanding.

Each full share of any series of the Class B Stock will be entitled to one vote on matters on which holders of such series, together with holders of any other series of Class B Stock, are entitled to vote as a single class. Therefore, the voting power of each series will depend on the number of shares in that series, and not on the liquidation preference or initial offering price of such shares.

Alcoa must obtain the consent of the holders of at least a majority of the outstanding Class A Stock and Class B Stock, voting as a class, to do the following:

•	authorize any additional class of stock or increase the authorized number of shares of preferred stock or any class of stock which ranks on a parity with the Class A Stock or Class B Stock as to dividends or assets; or

•	merge or consolidate with or into any other corporation if the corporation surviving or resulting from such merger or consolidation would have any authorized class of stock ranking senior to or on a parity with the Class A Stock or Class B Stock, except the same number of shares of stock with the same rights and preferences as the authorized stock of the corporation immediately before such merger or consolidation.

So long as any shares of Class A Stock or Class B Stock remain outstanding, Alcoa may not, without the consent of the holders of at least two-thirds of the outstanding Class A Stock and Class B Stock, voting as a class:

•	make any adverse change in the rights and preferences of the Class A Stock or Class B Stock. If such a change would affect any series of Class A Stock or Class B Stock adversely as compared to the effect on any other series of Class A Stock or Class B Stock, no such change may be made without the additional consent of the holders of at least two-thirds of the outstanding shares of such series of Class A Stock or Class B Stock;

•	authorize any additional class of stock or increase the authorized number of shares of any class of stock which ranks senior to the Class A Stock or Class B Stock as to dividends or assets; or

•	sell or otherwise part with control of all or substantially all of its property or business or voluntarily liquidate, dissolve or wind up its affairs.

DESCRIPTION OF DEPOSITARY SHARES

Alcoa may offer depositary shares representing fractional shares of its Class B Stock. The following description sets forth certain general terms and provisions of the depositary shares that Alcoa may offer under this prospectus. The particular terms of the depositary shares, including the fraction of a share of Class B Stock that such depositary share will represent, and the extent, if any, to which the general terms and provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement.

General

The shares of Class B Stock represented by depositary shares will be deposited under a deposit agreement between Alcoa and a depositary selected by Alcoa. The depositary will be a bank or trust company and will have its principal office in the United States and a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of Class B Stock underlying that depositary share, to all the rights and preferences of the shares of Class B Stock underlying that depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of Class B Stock in accordance with the terms of the offering.

The following description of the terms of the deposit agreement is a summary. You should keep in mind, however, that it will be the deposit agreement entered into with respect to a particular offering of Class B Stock, and not this summary, that will define your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that will also be important to you. You should read the applicable prospectus supplement and the deposit agreement for a full description of the terms of the depositary shares, some of which may differ from the provisions summarized below. The deposit agreement will be filed either by amendment to the registration statement that includes this prospectus or by a Current Report on Form 8-K. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

Dividends and Other Distributions

If Alcoa pays a cash distribution or dividend on a series of Class B Stock represented by depositary shares, the depositary will distribute these dividends to the record holders of the depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. However, if the depositary determines that it is not feasible to make the distribution of property, the depositary may, with the approval of Alcoa, sell this property and distribute the net proceeds from this sale to the record holders of the depositary shares.

Redemption or Exchange of Class B Stock

If a series of Class B Stock represented by depositary shares is to be redeemed or exchanged, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of Class B Stock held by the depositary, or exchanged for common stock to be issued in exchange for the Class B Stock (as the case may be, in accordance with the terms of such series of Class B Stock). The depositary shares will be redeemed or exchanged by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share or market value of common stock per depositary share paid in respect of the shares of Class B Stock so redeemed or exchanged. Whenever Alcoa redeems or exchanges shares of Class B Stock held by the depositary, the depositary will redeem or exchange as of the same date the number of depositary shares representing shares of Class B Stock so redeemed or exchanged. If fewer than all the depositary shares are to be redeemed or exchanged, the depositary shares to be redeemed or exchanged will be selected either by lot or pro rata or by any other equitable method as may be determined by Alcoa.

Withdrawal of Class B Stock

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption) and payment of all taxes and charges provided for in the deposit agreement and compliance with any other requirement of the deposit agreement, receive the number of whole shares of the related series of Class B Stock and any money or other property represented by such depositary receipts. Holders of depositary shares making such withdrawals will be entitled to receive whole shares of Class B Stock on the basis set forth in the related prospectus supplement for such series of Class B Stock, but holders of such whole shares of Class B Stock will not thereafter be entitled to deposit such Class B Stock under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with such withdrawal exceed the number of depositary shares that represent the number of whole shares of Class B Stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Class B Stock

Upon receipt of notice of any meeting at which the holders of any series of deposited Class B Stock are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such series of Class B Stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant series of Class B Stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the Class B Stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of such series of Class B Stock represented by such depositary shares in accordance with such instructions, and Alcoa will agree to take all reasonable action which the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of Class B Stock to the extent it does not receive specific instructions from the holder of the depositary shares representing such Class B Stock.

Conversion Rights of Convertible Depositary Shares

If a series of the Class B Stock underlying the depositary shares is convertible into shares of common stock, Alcoa will accept the delivery of depositary receipts to convert the Class B Stock in accordance with the procedures set forth in the applicable deposit agreement. If the depositary shares represented by a depositary receipt are to be converted in part only, the depositary will issue a new depositary receipt or depositary receipts for the depositary shares not to be converted.

Amendment and Termination of the Deposit Agreement

The forms of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between Alcoa and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares representing Class B Stock of any series will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding representing Class B Stock of such series. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement may be terminated if (i) all outstanding depositary shares have been redeemed; (ii) each share of such series of Class B Stock has been converted into common stock or has been exchanged for common stock; (iii) there has been a final distribution in respect of such series of Class B Stock in connection with any liquidation, dissolution or winding up of Alcoa and such distribution has been distributed to the holders of depositary shares; or (iv) at least two-thirds of all holders of the depositary shares then outstanding representing Class B Stock of such series consent to such termination.

Charges of Depositary

Alcoa will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Alcoa will pay all charges of the depositary in connection with the initial deposit of the relevant series of Class B Stock and any redemption or exchange of such Class B Stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges or expenses as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to Alcoa notice of its election to do so, and Alcoa may at any time remove the depositary, any such resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from Alcoa which are delivered to the depositary and which Alcoa is required to furnish to the holders of the deposited Class B Stock.

Neither the depositary nor Alcoa will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Alcoa and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or shares of Class B Stock unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

The deposit agreement and the depositary shares issued pursuant thereto will be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to applicable conflicts of law principles.

DESCRIPTION OF COMMON STOCK

Alcoa is authorized to issue 1,800,000,000 shares of common stock, par value $1.00 per share. As of June 30, 2014, there were 1,173,946,419 shares of Alcoa common stock outstanding. In addition, as of the same date, there were approximately 93 million shares of Alcoa common stock issued and held in Alcoa’s treasury, and approximately 95 million shares of Alcoa common stock reserved for issuance under Alcoa’s stock-based compensation plans.

Dividend Rights

Holders of Alcoa common stock are entitled to receive dividends as declared by Alcoa’s board of directors. However, no dividend will be declared or paid on Alcoa’s common stock until Alcoa has paid (or declared and set aside funds for payment of) all dividends which have accrued on all classes of Alcoa’s outstanding preferred stock, including the current quarter yearly dividend on the Class A Stock.

Voting Rights

Holders of Alcoa common stock are entitled to one vote per share.

Liquidation Rights

Upon any liquidation, dissolution or winding up of Alcoa, whether voluntary or involuntary, after payments to holders of preferred stock of amounts determined by the board of directors, plus any accrued dividends, Alcoa’s remaining assets will be divided among holders of Alcoa common stock. Under Alcoa’s Articles of Incorporation, neither the consolidation or merger of Alcoa with or into one or more corporations or any share exchange or division involving Alcoa will be deemed a liquidation, dissolution or winding up of Alcoa.

Preemptive or Other Subscription Rights

Holders of Alcoa common stock will not have any preemptive right to subscribe for any securities of Alcoa.

Conversion and Other Rights

No conversion, redemption or sinking fund provisions apply to Alcoa common stock, and Alcoa common stock is not liable to further call or assessment by Alcoa. All issued and outstanding shares of Alcoa common stock are fully paid and non-assessable.

Other Matters

Alcoa’s Articles of Incorporation provide for the following:

•	a classified board of directors with staggered three-year terms;

•	special shareholder voting requirements to remove directors; and

•	certain procedures relating to the nomination of directors, filling of vacancies and the vote required to amend or repeal any of these provisions.

Alcoa’s Articles of Incorporation also prohibit Alcoa’s payment of “green-mail,” that is, payment of a premium in purchasing shares of its common stock from a present or recent holder of 5% or more of the common stock, except with the approval of a majority of the disinterested shareholders. This provision and the classified board provision may be amended or repealed only with the affirmative vote of at least 80% of the common stock. In addition, the Articles of Incorporation limit or eliminate to the fullest extent permitted by Pennsylvania law, as from time to time in effect, the personal liability of Alcoa’s directors for monetary damages, and authorize Alcoa, except as prohibited by law, to indemnify directors, officers, employees and others against liabilities and expenses incurred by them in connection with the performance of their duties to Alcoa. The classified board article provision and the anti-“green-mail” provision may have certain anti-takeover effects.

Alcoa is governed by certain “anti-takeover” provisions in the Pennsylvania Business Corporation Law (the “PBCL”). Chapter 25 of the PBCL contains several anti-takeover provisions that apply to registered corporations such as Alcoa. Section 2538 of the PBCL requires shareholder approval for certain transactions between a registered corporation and an interested shareholder (generally, a shareholder who owns 20% of the stock entitled to vote in an election of directors). Section 2538 applies if an interested shareholder (together with anyone acting jointly with such shareholder and any affiliates of such shareholder):

•	is to be a party to a merger or consolidation, a share exchange or certain sales of assets involving such corporation or one of its subsidiaries;

•	is to receive a disproportionate amount of any of the securities of any corporation which survives or results from a division of the corporation;

•	is to be treated differently from others holding shares of the same class in a voluntary dissolution of such corporation; or

•	is to have his or her percentage of voting or economic share interest in such corporation materially increased relative to substantially all other shareholders in a reclassification.

In such a case, the proposed transaction must be approved by the affirmative vote of the holders of shares representing at least a majority of the votes that all shareholders are entitled to cast with respect to such transaction. Shares held by the interested shareholder are not included in calculating the number of shares entitled to be cast, and the interested shareholder is not entitled to vote on the transaction. This special voting requirement does not apply if the proposed transaction has been approved in a prescribed manner by the corporation’s board of directors or if certain other conditions, including the amount of consideration to be paid to certain shareholders, are satisfied or the transaction involves certain subsidiaries.

Section 2555 of the PBCL may also apply to a transaction between a registered corporation and an interested shareholder, even if Section 2538 also applies. Section 2555 prohibits a corporation from engaging in a business combination with an interested shareholder unless one of the following conditions is met:

•	the board of directors has previously approved either the proposed transaction or the interested shareholder’s acquisition of shares;

•	the interested shareholder owns at least 80% of the stock entitled to vote in an election of directors and, no earlier than three months after the interested shareholder reaches the 80% level,

•	the majority of the remaining shareholders approve the proposed transaction;

•	shareholders receive a minimum “fair price” for their shares in the transaction; and

•	the other conditions of Section 2556 of the PBCL are met;

•	holders of all outstanding common stock approve the transaction;

•	no earlier than 5 years after the interested shareholder acquired the 20%, a majority of the remaining shares entitled to vote in an election of directors approve the transaction; or

•	no earlier than 5 years after the interested shareholder acquired the 20%, a majority of all the shares approve the transaction, all shareholders receive a minimum fair price for their shares, and certain other conditions are met.

Alcoa’s Articles of Incorporation also provide that Alcoa may not repurchase any stock from an interested shareholder at prices greater than the current fair market value. Under the PBCL, a person or group of persons acting in concert who hold 20% of the shares of a registered corporation entitled to vote in the election of directors constitutes a control group. On the occurrence of the transaction that makes the group a control group, any other shareholder of the registered corporation who objects can, under procedures set forth under the PBCL, require the control group to purchase his or her shares at “fair value,” as defined in the PBCL.

The PBCL also contains certain provisions applicable to a registered corporation such as Alcoa which, under certain circumstances, permit a corporation to:

•	redeem “control shares,” as defined in the PBCL;

•	remove the voting rights of control shares; and

•	require the disgorgement of profits by a “controlling person,” as defined in the PBCL.

The transfer agent and registrar for Alcoa common stock is Computershare.

DESCRIPTION OF WARRANTS

General

Alcoa may issue warrants for the purchase of debt securities, Class B Stock, depositary shares or common stock. Alcoa may issue such warrants independently or together with other securities offered under this prospectus. Alcoa will issue each series of warrants under a separate warrant agreement to be entered into between itself and a bank or trust company, as warrant agent, that it will name in a prospectus supplement relating to the warrants being offered. The warrant agent will act solely as Alcoa’s agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The form of the warrant agreement relating to warrants to purchase the securities offered by Alcoa, including the form of warrant certificate representing the warrants, will be filed with the SEC as an exhibit to the registration statement that includes this prospectus, either by amendment to the registration statement or by a Current Report on Form 8-K or other document filed under the Exchange Act, in connection with the offering of such warrants. See “Where You Can Find More Information” for information on how to obtain copies of these documents. The following summary of certain provisions of the warrants is not complete. You should read the applicable warrant agreement and related warrant certificate for provisions that may be important to you.

Debt Warrants

If Alcoa offers warrants for the purchase of debt securities, a prospectus supplement relating to the warrants being offered will describe the terms of the warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the designation and terms of any related debt securities with which the warrants are issued, and the number of warrants issued with each such debt security;

•	the date, if any, on and after which the warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one warrant and the price at which such principal amount may be purchased upon such exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	whether the warrants represented by the warrant certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered;

•	information with respect to any book-entry procedures;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

If debt securities purchasable upon exercise of the warrants are issuable in bearer form, the warrants may not be offered nor constitute an offer to U.S. persons other than to offices outside the United States of certain U.S. financial institutions. Moreover, bearer debt securities issuable upon exercise of the warrants may not be issued to U.S. persons other than to offices outside the United States of certain U.S. financial institutions.

Stock Warrants

If Alcoa offers warrants for the purchase of common stock, Class B Stock or depositary shares, a prospectus supplement relating to the stock warrants being offered will describe the terms of the common stock warrants, Class B Stock warrants or depositary shares warrants, the warrant agreement and the warrant certificates, including the following:

•	the title and aggregate number of the warrants;

•	the offering price for the warrants, if any;

•	whether common stock, Class B Stock or depositary shares may be purchased upon exercise of the warrants;

•	the designation and terms of any related securities with which the warrants are issued, and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the number of shares of common stock, Class B Stock or depositary shares that may be purchased upon exercise of each warrant and the price at which the shares may be purchased upon exercise;

•	the date on which the right to exercise the warrants will commence and the date on which such right will expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any other terms of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities, shares of Class B Stock, depositary shares or common stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until the exercise of their warrants to purchase debt securities, Class B Stock, depositary shares or common stock, holders of warrants will not have any rights as a holder of the debt securities, Class B Stock, depositary shares or common stock, as the case may be, by virtue of such holder’s ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of shares of our common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, Class B Stock, depositary shares or warrants of Alcoa, or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or funded on some basis.

A prospectus supplement relating to an offering of the particular stock purchase contracts or stock purchase units will describe the terms of any stock purchase contracts or stock purchase units offered under this prospectus. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depository arrangements, relating to the stock purchase contracts or stock purchase units, which will be filed with the SEC each time we issue stock purchase contracts or stock purchase units. Certain U.S. Federal income tax considerations applicable to the stock purchase contracts and stock purchase units will also be discussed in any applicable prospectus supplement.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We may sell securities from time to time in one or more of the following ways:

•	to underwriters, whether or not part of a syndicate, for public offering and sale by them;

•	directly to purchasers in negotiated sales or in competitively bid transactions;

•	through agents;

•	through dealers; or

•	through a combination of any of the above methods of sale.

Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any agent, who may be deemed to be an underwriter, as that term is defined in the Securities Act, involved in the offer and sale of the securities will be named, and any commissions payable by us to that agent will be provided, in an applicable prospectus supplement. We and our agents may sell the securities at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to such prevailing market prices; or

•	negotiated prices.

Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by us for certain expenses. Unless otherwise described in an applicable prospectus supplement, the obligations of the underwriters to purchase offered securities will be subject to conditions, and the underwriters must purchase all of the offered securities if any are purchased.

If an underwriter or underwriters are used in the offer or sale of securities, we will execute an underwriting agreement with the underwriters at the time of sale of the securities to the underwriters, and the names of the underwriters and the principal terms of our agreements with the underwriters will be provided in an applicable prospectus supplement.

The securities subject to the underwriting agreement may be acquired by the underwriters for their own account and may be resold by them from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and commissions from the purchasers for whom they may act as agent. Any initial offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

In connection with underwritten offerings of the securities, the underwriters may engage in over-allotment, stabilizing transactions, covering transactions and penalty bids in accordance with Regulation M under the Exchange Act, as follows:

•	Over-allotment transactions involve sales in excess of the offering size, which create a short position for the underwriters;

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum;

•	Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions; and

•	Penalty bids permit the underwriters to reclaim a selling concession from a broker/dealer when the securities originally sold by that broker-dealer are repurchased in a covering transaction to cover short positions.

These stabilizing transactions, covering transactions and penalty bids may cause the price of the securities to be higher than it otherwise would be in the absence of these transactions. If these transactions occur, they may be discontinued at any time.

If indicated in an applicable prospectus supplement, we will authorize dealers acting as our agents to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. The identity of any such agents, the terms of such delayed delivery contracts and the commissions payable by us to these agents will be set forth in an applicable prospectus supplement.

If indicated in an applicable prospectus supplement, we may sell shares of our common stock under a newly established direct stock purchase and dividend reinvestment plan. The terms of any such plan will be set forth in the applicable prospectus supplement.

Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to U.S. persons, other than qualifying financial institutions, during the restricted period, as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).

Except for shares of our common stock or as otherwise described in an applicable prospectus supplement, all of the securities will be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom the securities are sold by us for public offering and sale may make a market in the securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

Certain of the underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

If more than 5% of the net proceeds of any offering of common shares made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member or any other facts and circumstances relating to the participation of a FINRA member in the offering would give rise to a “conflict of interest” under FINRA rules, the offering will be conducted in accordance with FINRA Rule 5121.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by Alcoa will be passed upon for Alcoa by Thomas F. Seligson, Esq., Counsel of Alcoa. Certain matters relating to the securities offered by this prospectus will be passed upon for any underwriters or agents by Cravath, Swaine & Moore LLP, New York, New York. Mr. Seligson is paid a salary by Alcoa, is a participant in various employee benefit plans offered to Alcoa employees, and beneficially owns, or has rights to acquire, an aggregate of less than one percent of the shares of Alcoa common stock. From time to time, Cravath, Swaine & Moore LLP provides legal services to Alcoa and its subsidiaries.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting), incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

With respect to the unaudited financial information of Alcoa for the three month periods ended March 31, 2014 and 2013 and the three and six month periods ended June 30, 2014 and 2013 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated April 24, 2014 and July 24, 2014, respectively, incorporated by reference herein states that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited financial information because that report is not a “report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

$1,250,000,000 5.125% Notes due 2024

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Morgan Stanley	Credit Suisse

Citigroup	Goldman, Sachs & Co.	J.P. Morgan

Lead Managers

BNP PARIBAS	MUFG	RBC Capital Markets	RBS

Co-Managers

ANZ Securities	Banca IMI	BB Securities Ltd.
BBVA	BNY Mellon Capital Markets, LLC	Bradesco BBI
Credit Agricole CIB	Mizuho Securities	PNC Capital Markets LLC
Sandler O’Neill + Partners, L.P.	SOCIETE GENERALE	SMBC Nikko
Standard Chartered Bank	TD Securities	The Williams Capital Group, L.P.
US Bancorp

September 17, 2014